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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Tuesday Morning Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TUESDAY MORNING CORPORATION
6250 LBJ Freeway
Dallas, Texas 75240

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 7, 2012

Dear Stockholders:

        The 2012 Annual Meeting of Stockholders (the "Annual Meeting") of Tuesday Morning Corporation will be held at our corporate headquarters, 6250 LBJ Freeway, Dallas, Texas 75240, on Wednesday, November 7, 2012 at 10:00 a.m., local time. At the Annual Meeting, our stockholders will be asked to vote on the following matters:

  1.
  Election of six directors;

  2.
  Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2013;

  3.
  Cast an advisory vote on executive compensation;

  4.
  Approve an amendment to the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan to increase the number of shares of Tuesday Morning common stock available for awards under the plan from 2,500,000 to 5,365,000 and expand the circumstances upon which awards granted under the plan may be forfeited; and

  5.
  Transact any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

        This Notice of Annual Meeting, the Proxy Statement for the Annual Meeting and our Annual Report for fiscal 2012 are being made available to our stockholders on or about September 27, 2012 on the Internet, electronically by email for stockholders who have previously consented to electronic delivery or who have requested to receive the proxy materials by email or, upon request, in printed form by mail.

        Only stockholders of record at the close of business on September 19, 2012 are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. If you are the beneficial owner of shares of our common stock held in street name, you will receive voting instructions from your broker, bank or other nominee (the stockholder of record), which will provide you with details as to how to vote these shares. Additionally, you may vote these shares in person at the Annual Meeting if you have requested and received a legal proxy from your broker, bank or other nominee giving you the right to vote the shares at the Annual Meeting, and you complete the legal proxy and present it to us at the Annual Meeting. Stockholders of record may vote over the Internet, by telephone, by mail if you received a printed set of proxy materials or in person at the Annual Meeting.

        Pursuant to the rules of the NASDAQ Stock Market, Inc., if you hold your shares in street name, brokers, banks or other nominees will not have discretion to vote these shares on the election of directors, the advisory vote on executive compensation and the proposal to amend the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, bank or other nominee, these shares will not be counted in determining the outcome of these proposals at the Annual Meeting. We encourage you to provide voting instructions to your broker, bank or other nominee if you hold your shares in street name so that your voice is heard on these matters.

By Order of the Board of Directors,

Stephanie Bowman Secretary

Dallas, Texas,
September 27, 2012

TUESDAY MORNING CORPORATION
6250 LBJ Freeway
Dallas, Texas 75240

PROXY STATEMENT
for the
ANNUAL MEETING OF STOCKHOLDERS
to be held on
WEDNESDAY, NOVEMBER 7, 2012

        This Proxy Statement and the related proxy materials are being made available to stockholders of Tuesday Morning Corporation, a Delaware corporation, on or about September 27, 2012 on the Internet, electronically by email for stockholders who have previously consented to electronic delivery or who have requested to receive our proxy materials by email or, upon request, in printed form by mail. The Board of Directors of the Company (the "Board of Directors" or the "Board") is soliciting your proxy for the proposals to be presented at the Annual Meeting of Stockholders to be held on November 7, 2012, at 10:00 a.m., local time, at our corporate headquarters located at 6250 LBJ Freeway, Dallas, Texas 75240, and at any and all adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders and described in more detail in this Proxy Statement.

        The costs of soliciting proxies pursuant to this Proxy Statement will be paid by the Company. Solicitation may be made in person or by telephone, email, mail or facsimile. The Company will bear the expense of preparing and distributing this Proxy Statement and accompanying materials to our stockholders.

        As used in this Proxy Statement, the terms "Tuesday Morning," "Company," "we," "us," and "our" refer to Tuesday Morning Corporation.

Important Notice Regarding Internet Availability

        In accordance with rules adopted by the Securities and Exchange Commission ("SEC"), we may furnish proxy materials, including this Proxy Statement and the Company's 2012 Annual Report to Stockholders, by providing access to these documents on the Internet instead of mailing a printed copy of our proxy materials to our stockholders. Based on this practice, most of our stockholders have already received a Notice of Internet Availability of Proxy Materials (the "Notice"), which provides instructions for accessing our proxy materials on a website referred to in the Notice and for requesting to receive printed copies of the proxy materials by mail or electronically by email.

        If you would like to receive a paper or email copy of our proxy materials for our Annual Meeting or for all future meetings, please follow the instructions for requesting such materials included in the Notice. Please note that if you previously requested or consented to delivery of our proxy materials by mail or electronically via email, you did not receive the separate Notice. Instead, we sent you a full set of our proxy materials, which includes instructions for voting on the proposals described in this Proxy Statement. We believe the delivery options that we have chosen allow us to provide our stockholders with the proxy materials they need, while lowering the cost of the delivery of such materials and reducing the environmental impact of printing and mailing paper copies.

ABOUT THE MEETING

Record Date and Shares Entitled to Vote

        The record date for the Annual Meeting is September 19, 2012 (the "Record Date"). Only holders of record of shares of our common stock, par value $0.01 per share (the "Common Stock"), at the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting. Holders of record of Common Stock are entitled to one vote per share on the matters to be considered at the

Annual Meeting. At the close of business on the Record Date, 42,485,305 shares of Common Stock were issued and outstanding and the holders thereof are entitled to vote at the Annual Meeting.

Quorum

        In order for any business to be conducted at the Annual Meeting, the holders of at least a majority of the shares of our Common Stock entitled to vote at the Annual Meeting must be represented at the Annual Meeting, either in person or by properly executed proxy. Proxies received but marked as abstentions and broker non-votes (which are described below) will be considered present at the Annual Meeting for purposes of determining a quorum at the Annual Meeting. Although it is not expected, if holders of less than a majority of the shares of our Common Stock are present or represented by proxy at the Annual Meeting, we may adjourn and reschedule the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum is present or represented.

How to Vote Your Shares

        If you are a stockholder of record, you cannot vote your shares of Common Stock unless you are present at the Annual Meeting or you have previously given your proxy. Written ballots will be provided to anyone who wants to vote in person at the Annual Meeting. You can vote by proxy in one of three convenient ways:

  •
  by mail, if you requested and received a printed set of proxy materials, by completing, signing, dating and returning the separate proxy card in the postage-paid self-addressed envelope;

  •
  over the Internet by visiting the website provided in the Notice or in the separate proxy card, if you have requested and received a printed set of proxy materials, and following the instructions provided; or

  •
  by telephone by calling the toll-free number provided in the Notice or in the separate proxy card, if you have requested and received a printed set of proxy materials, and following the instructions provided.

        Stockholders of record may vote their shares by telephone or over the Internet 24 hours a day, seven days a week. Telephone and Internet votes must be received by 11:59 p.m. Eastern Daylight Time on November 6, 2012 and votes by mail must be received on or before November 6, 2012.

        If your shares of Common Stock are held in "street name" by a broker, bank or other nominee, you should have received different voting instructions from your broker, bank or other nominee as to how to vote such shares. These instructions should indicate if Internet or telephone voting is available and, if so, provide details regarding how to use those systems to vote your shares. Additionally, you may vote these shares in person at the Annual Meeting if you have requested and received a legal proxy from your broker, bank or other nominee (the stockholder of record) giving you the right to vote these shares in person at the Annual Meeting, and you complete the legal proxy and present it to us at the Annual Meeting.

Recommendation of the Board of Directors

        The Board unanimously recommends that you vote (1) "FOR" the election of each of the director nominees, (2) "FOR" the ratification of the selection of Ernst & Young LLP ("Ernst & Young") as our independent registered public accounting firm for fiscal 2013, (3) "FOR" the approval, on an advisory basis, of the Company's executive compensation, and (4) "FOR" the approval of the amendment to the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan (the "2008 Plan") to increase the number of shares of Common Stock available for awards under the 2008 Plan from 2,500,000 to

5,365,000 and expand the circumstances upon which awards granted under the 2008 Plan may be forfeited.

Changing Your Vote

        If you are a stockholder of record, you may revoke your proxy at any time before it is exercised by:

  •
  timely delivering a signed, written revocation letter, dated later than the proxy, to our Secretary at our corporate headquarters at 6250 LBJ Freeway, Dallas, Texas 75240;

  •
  timely mailing another duly executed proxy bearing a later date to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717;

  •
  voting at a later time over the Internet or by telephone, if you previously voted over the Internet or by telephone; or

  •
  attending the Annual Meeting and casting your vote in person. Your attendance at the Annual Meeting will not, in and of itself, revoke your proxy.

        If your shares are held in "street name" through a broker, bank or other nominee, you must contact your broker, bank or nominee to receive instructions as to how to revoke your proxy if such instructions have not already been provided to you. In any case, your last properly-received and timely voted proxy will be the vote that is counted.

Voting by Street Name Holders; Treatment of Routine and Non-Routine Items

        If you are the beneficial owner of shares held in "street name" and do not submit voting instructions to your broker, bank or other nominee, under the rules of the NASDAQ Stock Market, Inc. ("NASDAQ") the broker, bank or other nominee that holds your shares may use their discretion in voting your shares with respect to "routine items" but not with respect to "non-routine items." On non-routine items for which you do not submit voting instructions to your broker, bank or other nominee, these shares will not be voted and will be treated as "broker non-votes." The proposal to ratify the selection of Ernst & Young as our independent registered public accounting firm for fiscal 2013 is considered a routine item and therefore may be voted upon by your broker, bank or other nominee if you do not provide voting instructions on this proposal. However, the election of directors, the advisory vote on executive compensation and the proposal to amend the 2008 Plan are considered non-routine items. Accordingly, if your shares are held in street name and you do not provide voting instructions to your broker, bank or other nominee, these shares will not be counted in determining the outcome of these proposals at the Annual Meeting. We encourage you to provide voting instructions to your broker, bank or other nominee if you hold your shares in street name so that your voice is heard on these matters.

Required Vote

        Assuming the presence of a quorum, the following vote is required for each proposal:

  •
  Election of directors—The nominees for director who receive a plurality of the votes of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon will be elected to the Board of Directors. This means the six nominees who receive the highest number of votes "FOR" his or her election at the Annual Meeting will be elected to the Board. Each share of Common Stock may be voted for each of the nominees, but no share may be voted more than once for any particular nominee. You may only vote "FOR" or "WITHHOLD AUTHORITY" with respect to the election of directors, and as a result, there will not be any abstentions on this proposal. The withholding of authority by a stockholder and broker non-votes will generally have no effect on the outcome of this proposal since only a plurality of votes is required for the election of directors.

  •
  Ratification of the selection of the Company's independent registered public accounting firm—The ratification of the selection by the Audit Committee of the Board (the "Audit Committee") of Ernst & Young as the Company's independent registered public accounting firm for fiscal 2013 requires the affirmative vote of the majority of shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Although SEC regulations and the NASDAQ rules require the Company's independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the opinion of the Company's stockholders, which the Audit Committee will take into consideration in future deliberations. If the selection of Ernst & Young as the Company's independent registered public accounting firm is not ratified at the Annual Meeting, the Audit Committee may consider the engagement of another independent registered public accounting firm, but will not be obligated to do so. Abstentions are considered to be "present" and "entitled to vote" at the Annual Meeting, and as a result, abstentions will have the same effect as a vote against this proposal. As discussed above, under applicable NASDAQ rules, brokers, banks and other nominees may use their discretion to vote shares of Common Stock for which voting instructions are not submitted with respect to the ratification of the selection of Ernst & Young so no broker non-votes are expected for this proposal.

  •
  Advisory vote on executive compensation—The approval, on an advisory basis, of the Company's executive compensation requires the affirmative vote of the majority of shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered to be "present" and "entitled to vote" at the Annual Meeting, and as a result, abstentions will have the same effect as a vote against this proposal. Shares underlying broker non-votes are not considered to be "entitled to vote" at the Annual Meeting, and as a result, broker non-votes will generally have no effect on the outcome of this proposal, except that each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for the approval of the Company's executive compensation.

  •
  Amendment to the 2008 Plan—The approval of the amendment to the 2008 Plan to increase the number of shares of Common Stock available for awards under the 2008 Plan from 2,500,000 to 5,365,000 and expand the circumstances upon which awards granted under the 2008 Plan may be forfeited requires the affirmative vote of a majority of the total votes cast on the proposal, in accordance with applicable NASDAQ rules. Abstentions are considered to be "votes cast" on a proposal, and as a result, abstentions will have the same effect as a vote against this proposal. Broker non-votes are not considered to be "votes cast" on a proposal, and as a result, broker non-votes will generally have no effect on the outcome of this proposal, except that each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for the approval of the amendment to the 2008 Plan.

Default Voting

        Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If a properly executed proxy does not indicate any voting instructions, the shares of Common Stock represented by such proxy will be voted as follows:

  •
  "FOR" the election of each director nominee;

  •
  "FOR" the ratification of the selection of Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2013;

  •
  "FOR" the approval, on an advisory basis, of the Company's executive compensation;

  •
  "FOR" the approval of the amendment to the 2008 Plan to increase the number of shares of Common Stock available for awards under the 2008 Plan from 2,500,000 to 5,365,000 and expand the circumstances upon which awards granted under the 2008 Plan may be forfeited; and

  •
  at the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting.

        If the Company proposes to adjourn the Annual Meeting, the proxy holders will vote all shares for which they have voting authority in favor of such adjournment. The Board of Directors is not presently aware of any matters other than those stated in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement to be presented for consideration of the Company's stockholders at the Annual Meeting.

Attending the Annual Meeting

        All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in "street name" through a broker, bank or other nominee you will need to bring a copy of your proxy card or a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting.

Announcement of Voting Results

        The preliminary voting results are expected to be announced at the Annual Meeting. We will report the final voting results, or the preliminary voting results if the final voting results are unavailable, in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. You may obtain a copy of this Form 8-K by contacting our Investor Relations office at (972) 387-3562 or by visiting the SEC's website at www.sec.gov or our website at www.tuesdaymorning.com, in the "Investor Relations" section under "Financial Information—SEC Filings."

 PROPOSAL NO. 1
ELECTION OF DIRECTORS

        At the Annual Meeting, the holders of Common Stock as of the Record Date will consider and vote for each of the nominated members of our Board of Directors. The Board has nominated Steven R. Becker, Brady Churches, David B. Green, William J. Hunckler, III, Starlette Johnson, and Richard S. Willis for re-election as directors of the Company. As previously disclosed by the Company, on September 19, 2012 Bruce A. Quinnell, Chairman of the Board, is retiring as a director of the Company, effective as of the Annual Meeting, and, as a result, Mr. Quinnell has not been nominated for re-election as a director. The six nominees are currently serving as our directors, and, if they are re-elected, the nominees will continue to serve until their terms expire at the next annual meeting of stockholders, or until their earlier death, resignation or removal. Should any nominee become unable or unwilling to accept nomination for election, which is not currently anticipated, the Board may designate a substitute nominee or reduce the number of directors accordingly. The proxy holders will vote for any substitute nominee designated by the Board. Each of the nominees has indicated his or her willingness to serve the full term.

        The following is biographical information about each of the nominees to the Board of Directors, including the specific experience, qualifications, attributes and skills of the nominees that led to the conclusion that the nominees should serve as a director of the Company, in light of the Company's business and structure:

        Steven Becker, age 45, is a partner and co-founder of Becker Drapkin Management, L.P., a Dallas-based value investment fund focused on constructive activism in the small cap market ("Becker Drapkin"). Mr. Becker has served as a member of the Board of Directors of Hot Topic, Inc. since 2010, as a member of the Board of Directors of Ruby Tuesday, Inc., a national restaurant company, since June 2011, as a member of the Board of Directors of Pixelworks, Inc., a semiconductor manufacturer, since February 2012, and as a member of the Board of Directors of Strategic Diagnostics Inc., a life science diagnostics provider, since March 2008. Mr. Becker also previously served on the Board of Directors of Plato Learning, Inc. until it was acquired in May 2010. Before starting Becker Drapkin in December 2009, Mr. Becker was a founding partner in Greenway Capital, a fund focused on small cap, U.S. companies, that he started in 2005. From 1997 to 2004, Mr. Becker was a partner at Special Situations Funds, a New York City-based asset manager. Prior to joining Special Situations Funds, Mr. Becker was a part of the distressed debt and leveraged equities research team at Bankers Trust Securities. Mr. Becker began his career at Manley Fuller Asset Management in New York as a small cap analyst. Mr. Becker received a B.A. from Middlebury College and J.D. from University of Florida. In nominating Mr. Becker to serve as a director of the Company, the Board of Directors considered his extensive financial experience, in both public and private companies, which provides the Board with valuable expertise in corporate finance, strategic planning, and corporate governance. As noted below, pursuant to the Standstill Agreement, the Board is also obligated to nominate Mr. Becker for director at the Annual Meeting.

        Brady Churches, age 54, was elected President and Chief Executive Officer of Tuesday Morning and appointed to the Board of Directors in September 2012. Mr. Churches has served as the President of Marketing Results, Ltd., a closeout and licensing wholesale company, since 2005. Mr. Churches served as the President of Value City Department Stores, Home Store Division, a discount department store chain, from 2002 through 2006. Mr. Churches also served as the President of Mazel Stores, Inc., a wholesaler of closeout merchandise, from 1995 to 2002. Mr. Churches began his career in 1976 at Big Lots, Inc., where he served in various roles over a period of 20 years, including as President from 1993 through 1995. In nominating Mr. Churches to serve as a director of the Company, the Board of Directors considered his position as President and Chief Executive Officer of the Company. In addition, the Board of Directors considered his extensive background in the close out merchandise retail industry over the past 36 years, including serving as the President and other senior executive level positions at various companies in the close out merchandise retail industry during this time.

        David Green, age 67, has served as a director of Tuesday Morning since January 2008. Mr. Green has been a marketing consultant since leaving McDonald's Corporation where he served as Senior Vice President and Senior Marketing Officer-Global Marketing from 1998 to 2002. Mr. Green held key executive marketing positions over a 30-year career with McDonald's Corporation beginning in 1972. In nominating Mr. Green to serve as a director of the Company, the Board of Directors considered his strong marketing, advertising and brand management background as well as his management skills as a result of Mr. Green's holding such positions throughout his career.

        William Hunckler, III, age 59, has served as a director of Tuesday Morning since December 1997. Mr. Hunckler has been a private investor since January 2004. Mr. Hunckler was a co-founder in 1993 of Madison Dearborn Partners, LLC and served as a Managing Director until December 2003. Prior to 1993, Mr. Hunckler was with First Chicago Venture Capital for 13 years. During his tenure at First Chicago Venture Capital, Mr. Hunckler established and led the firm's consumer and retailing practice. Mr. Hunckler serves as a Trustee of the University of Chicago Medical Center. In nominating Mr. Hunckler to serve as a director of the Company, the Board of Directors considered his strong background in private equity and corporate finance. Mr. Hunckler's experience as a co-founder and managing director of a large private equity firm has provided him with substantial knowledge in finance and accounting matters as well as capital structure.

        Starlette Johnson, age 49, has served as a director of Tuesday Morning since May 2008. Ms. Johnson served as President, Chief Operating Officer, and Director of Dave and Busters, Inc., a restaurant and entertainment company, from April 2007 until September 2010. From June 2006 until April 2007, Ms. Johnson served as Senior Vice President and Chief Strategic Officer of Dave and Busters, Inc. From 2004 to June 2006, she was an independent consultant to restaurant, retail, and retail services companies. Prior to 2004, Ms. Johnson served in various capacities with Brinker International, Inc., a casual-dining restaurant company, including serving as its Executive Vice President and Chief Strategic Officer. In nominating Ms. Johnson to serve as a director of the Company, the Board of Directors considered the various senior executive-level positions she has held with retail service companies. These senior executive-level experiences have provided Ms. Johnson with significant expertise in business matters and financial analysis in addition to corporate organizational and executive management skills.

        Richard Willis, age 51, has served as the President and Chief Executive Officer of Navarre Corporation, a distributor, provider of logistics solutions, and software publisher, since September 2011 and as a director of Navarre since February 2011. Mr. Willis previously served as the Executive Chairman of Charlotte Russe, a mall-based specialty retailer of fashionable, value-priced apparel and accessories. From 2009 to 2011, Mr. Willis served as President of Shoes for Crews, a seller of slip resistant footwear. From 2003 to 2007, Mr. Willis was President and CEO of Baker & Taylor Corporation, a global distributor of books, DVDs and music. Mr. Willis received a B.A. and an M.B.A. from Baylor University, where he also serves as a Regent. In nominating Mr. Willis to serve as a director of the Company, the Board of Directors considered his considerable executive leadership experience across multiple industries, including distribution businesses that serve retailers and their suppliers, and his significant expertise in operating businesses and directing transformative plans, including executive level experiences of more than 20 years in retail and manufacturing industries. As noted below, pursuant to the Standstill Agreement, the Board is also obligated to nominate Mr. Willis for director at the Annual Meeting.

        The Board of Directors unanimously recommends that you vote "FOR" the election of each of the Board's nominees.

 PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        On September 19, 2012, the Audit Committee selected Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2013. Although SEC regulations and the NASDAQ listing requirements require the Company's independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the opinion of the Company's stockholders, which the Audit Committee will take into consideration in future deliberations. If the selection of Ernst & Young as the Company's independent registered public accounting firm is not ratified at the Annual Meeting, the Audit Committee may consider the engagement of another independent registered public accounting firm, but will not be obligated to do so. The Audit Committee may terminate the engagement of Ernst & Young as the Company's independent registered public accounting firm without the approval of the Company's stockholders if the Audit Committee deems termination to be necessary or appropriate. The Company expects that representatives of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

        The Board of Directors unanimously recommends that you vote "FOR" the ratification of the selection of Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2013.

 PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        At the last Annual Meeting of the Company's stockholders, held on November 9, 2011, pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company submitted a proposal seeking non-binding advisory votes from our stockholders to approve the compensation paid to our named executive officers (an "Advisory Vote on Compensation") and to recommend the frequency on which the Company would hold future Advisory Votes on Compensation. At such meeting, the Board of Directors recommended, and our stockholders supported, an annual Advisory Vote on Compensation. Accordingly, the Board has determined that it will submit such vote to the Company's stockholders every year at our annual meeting of stockholders until we are required to submit to the Company's stockholders another proposal on the frequency of such vote within the next five years.

        As described in more detail below under the heading "Compensation Discussion and Analysis," our executive compensation programs are designed to (i) integrate executive compensation with the long-term and short-term strategic objectives of the Company, (ii) attract and retain executives who contribute to our long-term success, and (iii) motivate and reward executives for individual achievements and high levels of individual performance. We believe these objectives collectively link executive compensation to overall Company performance, which helps ensure that the interests of our named executive officers are closely aligned with the interests of our stockholders. Please read the "Compensation Discussion and Analysis" section of this Proxy Statement below for additional details about our executive compensation programs, including information about the fiscal 2012 compensation of our named executive officers.

        We believe a significant amount of total compensation should be in the form of short-term and long-term incentive awards to align compensation with our financial and operational performance goals as well as individual performance goals. We continually evaluate the individual elements of our executive compensation program in light of market conditions and governance requirements and make changes where appropriate for Tuesday Morning's business. We believe that the core of our executive compensation program provides opportunities to reward high levels of individual and Company performance and will help drive the creation of sustainable stockholder value.

        In deciding how to vote on this proposal, you are encouraged to consider the Company's executive compensation philosophy and objectives and the elements of the Company's executive compensation program as contained in the "Compensation Discussion and Analysis" section below. The Compensation Committee, which is responsible for determining the compensation of our executive officers, is comprised solely of non-employee directors who satisfy the independence requirements under NASDAQ rules and will continue to emphasize responsible compensation arrangements that attract, retain, and motivate high caliber executives to achieve the Company's business strategies and objectives.

        The vote on this resolution is not intended to address any specific element of compensation. Rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee of the Board.

        Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

        "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

        The Board of Directors unanimously recommends that you vote "FOR" the approval of the compensation of the Company's named executive officers, as disclosed in this Proxy Statement.

 PROPOSAL NO. 4
APPROVAL OF AN AMENDMENT TO THE TUESDAY MORNING CORPORATION 2008
LONG-TERM EQUITY INCENTIVE PLAN

        On September 19, 2012, our Board of Directors adopted, subject to stockholder approval, an amendment to the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan (the "2008 Plan"). If approved by the Company's stockholders, this amendment (the "Amendment") will:

  •
  increase the number of shares of Common Stock with respect to which awards may be granted under the 2008 Plan from 2,500,000 shares to 5,365,000 shares (as well as comparable increases in the number of shares of Common Stock with respect to which "full value" awards (i.e., awards of stock which are not options or SARs) and incentive stock options may be granted under the 2008 Plan);

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  expand the number of circumstances under which the Plan Committee (as defined below) may determine that awards under the 2008 Plan will be subject to forfeiture; and

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  provide that, in the event of an accounting restatement due to the Company's material noncompliance with applicable financial reporting requirements, an award under the 2008 Plan made to any of the Company's current or former executive officers will be forfeited and repaid to the Company to the extent required by any of the Company's recoupment policies established in compliance with applicable law.

        The 2008 Plan allows us to grant equity-based compensation opportunities to eligible participants. As of September 19, 2012, the total number of shares of Common Stock that had been issued under the 2008 Plan and that were covered by outstanding awards granted under the 2008 Plan was 2,400,192 shares. If all of the shares of Common Stock covered by outstanding awards are issued or become vested and the Amendment is not approved, we will only be able to issue an additional 99,808 shares of Common Stock under the 2008 Plan.

        Other than the Tuesday Morning Corporation 2004 Long-Term Equity Incentive Plan pursuant to which only 136,377 shares of Common Stock were available for issuance as of September 19, 2012 (assuming all of the shares covered by outstanding awards are issued or become vested), the 2008 Plan is the only compensation plan under which we are authorized to issue shares of Common Stock to eligible participants. Our Board of Directors believes that the 2008 Plan is a material element of our overall compensation program and that its continuing viability is important to our future financial and operational success. If the Amendment is not approved, our ability to provide equity-based compensation incentives in order to attract, motivate and retain key personnel will be severely limited. On the other hand, if the Amendment is approved, it is currently anticipated that the number of shares available for issuance under the 2008 Plan will be sufficient to cover future awards for approximately the next three to five years.

        Our Board has unanimously determined that the Amendment is advisable and in the best interests of the Company and its stockholders, and has submitted the Amendment for the vote of our stockholders at the Annual Meeting.

        The Board of Directors unanimously recommends that you vote "FOR" the approval of the Amendment to the 2008 Plan.

Description of the Material Features of the 2008 Plan

        A copy of the Amendment is attached to this Proxy Statement as Annex A and a full copy of the 2008 Plan has been previously filed by the Company with the SEC. A summary description of the material features of the 2008 Plan as proposed to be amended by the Amendment is provided below. This summary, however, does not purport to be a complete description of all of the provisions of the

2008 Plan. The statements made in this Proxy Statement regarding the Amendment and the 2008 Plan should be read in conjunction with, and are qualified in their entirety by reference to, the Amendment and the 2008 Plan.

Purpose

        The purpose of the 2008 Plan is to promote the long-term growth and profitability of the Company by providing directors, officers, and key employees of, and consultants to, the Company and its subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and enable the Company to attract, retain and reward the best available people for positions of substantial responsibility. Grants of incentive stock options ("Incentive Stock Options") intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options which are not intended to satisfy the requirements of Section 422 of the Code ("Nonqualified Stock Options"), stock appreciation rights ("SARs"), either alone or in tandem with options, restricted stock awards ("Restricted Stock Awards"), restricted stock units ("RSUs"), performance stock awards, performance unit awards and other stock-based awards, or any combination of the foregoing (collectively, "Awards") may be made under the 2008 Plan.

Term

        The 2008 Plan became effective on November 14, 2008, which was the date the 2008 Plan was approved by the Company's stockholders (the "Effective Date"). No Awards may be granted under the 2008 Plan on or after the tenth anniversary of the Effective Date, unless the 2008 Plan is subsequently amended, with the approval of stockholders, to extend the termination date.

Administration

        The 2008 Plan is administered by the Compensation Committee of the Board (or a subcommittee thereof comprised of at least two of its members) or, in the absence thereof or in the case of the non-employee directors of the Company, the Board will administer the 2008 Plan (the "Plan Committee"). In addition, to the extent permitted by Delaware law, the Company's Chief Executive Officer may be deemed to be the "Plan Committee" with respect to Awards granted by him or her under the 2008 Plan.

        In administering the 2008 Plan, the Plan Committee has the full power to:

  •
  determine the persons to whom and the time or times at which Awards will be made;

  •
  determine the number of shares of Common Stock covered by each Award, subject to the terms and provisions of the 2008 Plan;

  •
  determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the 2008 Plan;

  •
  accelerate the time at which any outstanding Award will vest;

  •
  prescribe, amend and rescind rules and regulations relating to the administration of the 2008 Plan; and

  •
  make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the 2008 Plan.

        All determinations and decisions made by the Plan Committee are final, conclusive and binding on all persons unless otherwise limited by the 2008 Plan, Rule 16b-3 of the Exchange Act or the Code.

Shares Available Under the 2008 Plan

        Currently, the aggregate number of shares of Common Stock with respect to which Awards, full value awards (i.e., Awards of stock under the 2008 Plan which are not options or SARs), and Incentive Stock Options may be granted under the 2008 Plan are, in each case, 2,500,000 shares. If the Amendment is approved, the aggregate number of shares of Common Stock with respect to which Awards, full value awards and Incentive Stock Options may be granted under the 2008 Plan will, in each case, be increased to 5,365,000 shares.

        If Awards granted under the 2008 Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired or issued pursuant to such Awards again become available for issuance under the 2008 Plan. If Awards granted under the 2008 Plan are settled in cash in lieu of shares of Common Stock or any Award is surrendered, the shares of Common Stock allocable to the unexercised portion of that Award may again be subject to an Award granted under the 2008 Plan. If shares of Common Stock are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such shares of Common Stock will count against the aggregate number of shares of Common Stock with respect to which Awards may be granted under the 2008 Plan. When a SAR is settled in shares of Common Stock, the number of shares of Common Stock subject to the SAR will be counted against the aggregate number of shares of Common Stock with respect to which Awards may be granted under the 2008 Plan as one share for every share subject to the SAR, regardless of the number of shares used to settle the SAR upon exercise.

        The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted to an employee of the Company during a fiscal year is 1,000,000. The maximum number of shares of Common Stock with respect to each of Nonqualified Stock Options and SARs which may be granted to an employee or non-employee director of the Company or consultants during a fiscal year is 1,000,000. The maximum number of shares of Common Stock with respect to each of performance stock awards and performance unit awards paid in shares of Common Stock which may be granted to an employee or non-employee director of the Company or consultants during a fiscal year is 1,000,000. The maximum aggregate amount with respect to which performance unit awards paid in cash may be awarded or credited to an employee or non-employee director of the Company or consultants during a fiscal year may not exceed in value $5,000,000 determined as of the date of the grant. Such limitations are subject to adjustment in accordance with the 2008 Plan.

Participation

        Participation is limited to directors (including non-employee directors), officers, and key employees of, and consultants performing services for, the Company and its subsidiaries as selected by the Plan Committee (each, an "Eligible Person"). The Company currently has five non-employee directors, five executive officers and approximately 63 other key employees who are eligible to participate in the 2008 Plan. The Company is unable to determine the number of consultants who may become eligible to participate in the 2008 Plan but historically, the Company has not granted equity awards to any such persons.

Fair Market Value

        Under the 2008 Plan, the fair market value of the shares of Common Stock as of any particular date means the closing sale price of the shares of Common Stock if it is traded on a stock exchange as reported on the principal securities exchange on which it is traded. If, in the discretion of the Plan Committee, another means of determining the fair market value of the shares of Common Stock is necessary or advisable, the Plan Committee may provide for another method for determining such fair market value, which method will comply with the requirements of a reasonable valuation method as described under Section 409A of the Code.

Awards

        Stock Options.    The Plan Committee may grant options to purchase shares of Common Stock to qualifying Eligible Persons including (a) Incentive Stock Options (only to officers and key employees of the Company or its subsidiaries) and (b) Nonqualified Stock Options (collectively, with the Incentive Stock Options, referred to as "Options"). Options may be exercised as the Plan Committee determines, but not later than ten years from the date of grant or, in the case of an Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, if required by the Code, not later than five years from the date it is granted. The exercise price of each Option granted under the 2008 Plan will be stated in the Option agreement and may vary. However, the exercise price of an Option may not be less than 100% of the fair market value of a share of Common Stock on the date of grant, and in the case of the grant of an Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, the exercise price may not be less than 110% of the fair market value of a share of Common Stock as of the date of grant of the option. Any Incentive Stock Option which fails to comply with Section 422 of the Code for any reason will be reclassified as a Nonqualified Stock Option if it meets the requirements for a Nonqualified Stock Option.

        To the extent that the aggregate fair market value of the shares of Common Stock with respect to which Incentive Stock Options first become exercisable by a holder of such Award in any calendar year exceeds $100,000, taking into account both shares of Common Stock subject to Incentive Stock Options under the 2008 Plan and shares of Common Stock subject to Incentive Stock Options under all other plans of the Company, such options will be treated as Nonqualified Stock Options. In reducing the number of Options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted options will be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Plan Committee may designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

        Options may be exercised, in whole or in part, upon payment of the exercise price of the shares of Common Stock to be acquired. Unless otherwise determined by the Plan Committee, payment for the exercise price of an Option must be made in cash and/or shares of Common Stock (by delivering outstanding shares, simultaneously selling shares or withholding shares upon exercise).

        Unless a shorter term is specified in an Option agreement or with respect to an Incentive Stock Option described above, an Option will expire on the tenth anniversary of the date the Option is granted. Subject to the terms of the 2008 Plan, the Plan Committee is authorized to determine the time at which the Option will terminate after termination of the Eligible Person's employment or service to the Company and its subsidiaries.

        The Plan Committee is to specify in the Option agreement the time and manner in which each Option may be exercised. The Plan Committee may accelerate the time in which any outstanding Option may be exercised. However, in no event may any Option be exercisable on or after the tenth anniversary of the date of the grant of the Option.

        Stock Appreciation Rights.    The 2008 Plan authorizes the Plan Committee to issue SARs to Eligible Persons, which may be freestanding SARs, tandem SARs or any combination of these forms of SARs.

        A SAR is the right to receive, on exercise of the SAR, an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the grant price of the SAR as determined by the Plan Committee. The grant price of a SAR is not to be less than 100% of the fair market value of one share of Common Stock on the date of grant of the SAR. A SAR may not be granted with any dividend equivalent rights.

        The exercise of an Option granted in tandem with a SAR will result in an immediate forfeiture of any related SAR to the extent the Option is exercised, and the exercise of a SAR will cause an immediate forfeiture of any related Option to the extent the SAR is exercised. The surrendered Option or portion thereof will then cease to be exercisable. Such SAR is exercisable or transferable only to the extent that the related Option is exercisable or transferable. SARs granted independently of an Option will be exercisable or settled as the Plan Committee determines. The term of a SAR will be for a period determined by the Plan Committee but will not exceed ten years. SARs may be paid in cash, Common Stock or a combination thereof, as the Plan Committee provides in the award agreement governing the SAR.

        A SAR granted in tandem with Options will expire at the same time as any related Option expires and will be transferable only when, and under the same conditions as, any related Option is transferable.

        The Plan Committee may impose such conditions and/or restrictions on any shares of Common Stock received upon exercise of a SAR granted pursuant to the 2008 Plan as it may deem advisable or desirable. These restrictions may include a requirement that the holder of such Award hold the shares of Common Stock received upon exercise of a SAR for a specified period of time.

        Restricted Stock.    Under the 2008 Plan, the Plan Committee may award restricted shares of Common Stock to Eligible Persons. The amount of, and the vesting and the transferability restrictions applicable to, any Restricted Stock Award will be determined by the Plan Committee.

        A Restricted Stock Award is a grant of shares of Common Stock subject to risk of forfeiture, restrictions on transferability and any other restrictions imposed by the Plan Committee at its discretion. Each Restricted Stock Award grant will specify the applicable restrictions and the duration of such restrictions, and when such restrictions will lapse. Unless otherwise determined by the Plan Committee, any certificates representing shares granted pursuant to Restricted Stock Awards will be held by the Company during the applicable restriction period and will bear an appropriate legend specifying the restrictions. If the shares are represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict the transfer of such shares as necessary or advisable to comply with applicable law.

        Dividends paid with respect to restricted stock in cash or property other than shares of Common Stock or rights to acquire shares of Common Stock will be paid to the recipient of the Restricted Stock Award currently. Dividends paid in shares of Common Stock or rights to acquire shares of Common Stock will be added to and become a part of the restricted stock.

        Restricted Stock Unit Awards.    The 2008 Plan authorizes the Plan Committee to grant RSUs to Eligible Persons. The amount of, and the vesting and the transferability restrictions applicable to, any RSU award will be determined by the Plan Committee. The Plan Committee will maintain a bookkeeping ledger account which reflects the number of RSUs credited under the 2008 Plan for the benefit of each holder of a RSU award.

        A RSU is similar in nature to restricted stock except that no shares of Common Stock are actually transferred to the holder of such award until a later date specified in the applicable award agreement. Each RSU will have a value equal to the fair market value of a share of the Common Stock.

        An award agreement for a RSU may specify that the holder of such award will be entitled to the payment of dividend equivalents under the award.

        Payment under a RSU award may be made in either cash or shares of Common Stock as specified in the applicable award agreement. Payment under a RSU award will be made at such time as is specified in the applicable award agreement. The award agreement will specify that the payment will be made (i) by a date that is no later than the date that is two and one-half months after the end of the fiscal year in which the RSU award is no longer subject to a substantial risk of forfeiture (as defined in Section 409A of the Code and Department of Treasury rules and regulations issued thereunder) or (ii) at a time that is permissible under Section 409A of the Code and Department of Treasury rules and regulations issued thereunder.

        Performance Awards.    Under the 2008 Plan, the Plan Committee may grant performance stock and performance unit awards to Eligible Persons.

        The amount of, and the vesting and the transferability restrictions applicable to, any performance stock or performance unit award will be based upon the attainment of such performance goals as the Plan Committee may determine. A performance goal for a particular performance stock or performance unit award must be established by the Plan Committee prior to the earlier to occur of (i) 90 days after the commencement of the period of service to which the performance goal relates or (ii) the lapse of 25% of the period of service, and in any event while the outcome is substantially uncertain. A performance goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met and may be based on one or more of the following business criteria: earnings per share, earnings per share growth, total shareholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before interest, taxes and depreciation, cash flow, cash flow from operations, cost reductions, cost ratios (per employee or per customer), expense control, proceeds from dispositions, project completion time and budget goals, net cash flow before financing activities, customer growth, total market value, dividend payout, dividend growth. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Prior to the payment of any compensation based on the achievement of performance goals, the Plan Committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied.

        Subject to the terms and conditions of the 2008 Plan, each holder of performance stock award or a performance unit award payable in shares of Common Stock will have all the rights of a stockholder with respect to the shares of stock issued to such holder pursuant to the Award during any period in which such issued shares of Common Stock are subject to forfeiture and restrictions on transfer, including the right to vote such shares of stock. An award agreement for a performance unit award may specify that the holder of such Award will be entitled to the payment of dividend equivalents under the award.

        Payment under a performance unit award will be made at such time as is specified in the applicable award agreement. The award agreement is to specify that the payment will be made (i) by a date that is no later than the date that is two and one-half months after the end of the fiscal year in which the performance unit award is no longer subject to a substantial risk of forfeiture (as defined in Section 409A of the Code and Department of Treasury rules and regulations issued thereunder) or (ii) at a time that is permissible under Section 409A of the Code and Department of Treasury rules and regulations issued thereunder.

        It is intended that the 2008 Plan will conform with the standards of Section 162(m) of the Code and applicable Treasury Regulations. Neither the Plan Committee nor the Board may increase the amount of compensation payable under a performance stock award or performance unit award. If the time at which any performance stock award or performance unit award will vest is accelerated, the number of shares of Common Stock subject to, or the amount payable under, such award will be reduced pursuant to applicable Treasury Regulations to reasonably reflect the time value of money.

        No payments of stock or cash will be made pursuant to a performance stock award or performance unit award unless the stockholder approval requirements of Department of Treasury Regulation § 1.162-27(e)(4) are satisfied.

        On November 14, 2008, in connection with the approval of the 2008 Plan, the Company's stockholders also approved the material terms of the performance goals for performance stock and performance stock units under the 2008 Plan. Please refer Proposal No. 3 of Company's Proxy Statement relating to the 2008 Annual Meeting of the Company's stockholders, which was filed by the Company with the SEC on October 9, 2008, for a description of these material terms.

        Other Stock-Based Awards.    The 2008 Plan authorizes the Plan Committee to grant other types of equity-based or equity-related awards not otherwise described by the terms and provision of the 2008 Plan, including the grant or offer for sale of unrestricted shares of Common Stock, as the Plan Committee determines. Such awards may involve the transfer of actual shares of Common Stock to holders thereof, or payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include, without limitation, awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

        The value of the Award will be specified by the Plan Committee in terms of shares of Common Stock or units based on shares of Common Stock for other stock-based awards. If the Plan Committee establishes performance goals, the number and/or value of other stock-based awards that will be paid to the holder of the Award will depend on the extent to which the performance goals are met.

        The Plan Committee, in its sole discretion, will determine the extent to which the holder of an Award will have the right to continue to hold other stock-based awards following termination of such holder's employment with the Company or its subsidiaries, or in the case of a non-employee director or consultant, the termination of service. Such provisions need not be uniform among all other stock-based awards issued pursuant to the 2008 Plan.

Substitution Awards

        Awards may be granted under the 2008 Plan in substitution for awards held by employees of other companies who are about to become employees of the Company or any of its subsidiaries as a result of a merger or consolidation of the employing company with the Company, or the acquisition by the Company of substantially all of the assets of another company or the acquisition by the Company of at least 50% of the issued and outstanding stock of another company as the result of which it becomes an affiliate of the Company. The terms and conditions of the substitute Awards granted may vary from the terms and conditions set out in the 2008 Plan to the extent the Board, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the options and stock awards in substitution for which they are granted, but with respect to options that are incentive stock options, no such variation will be such as to affect the status of any such substitute option as an "incentive stock option" under Section 422 of the Code.

Forfeiture

        The 2008 Plan currently provides that, if the Plan Committee finds that a holder of an Award granted under the 2008 Plan, (a) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his or her employment by or affiliation with the Company, which conduct damaged the Company, (b) disclosed trade secrets of the Company, or (c) violated the terms of any non-competition, non-disclosure or similar agreement with respect to the Company to which the holder of such award is a party, then some or all Awards awarded to such holder, and all net proceeds realized with respect to any such Awards, will be forfeited to the Company as determined by the Plan Committee.

        The Amendment, if approved by the Company's stockholders, will provide that if the Plan Committee finds that, in addition to the circumstances described above, a holder of an Award granted under the 2008 Plan (a) knowingly caused or assisted in causing the publicly released financial statements of the Company or an affiliate to be misstated, (b) substantially and repeatedly failed to perform duties of the office or position held by the holder as reasonably directed by the Company or an affiliate, (c) committed gross negligence or willful misconduct with respect to the Company or an affiliate, (d) committed a material breach of any employment or service agreement between the holder and the Company or an affiliate that is not cured within ten days after receipt of written notice thereof from the Company or the affiliate or as otherwise provided in such agreement, as applicable, (e) failed, within ten days after receipt by the holder of written notice thereof from the Company or an affiliate, to correct or otherwise rectify any failure to comply with reasonable instructions or other directions from the Company or an affiliate which the Plan Committee reasonably believes has or may materially or adversely affect the Company's or an affiliate's business or operations, (f) willfully engaged in conduct which the holder has, or in the opinion of the Plan Committee should have had, reason to know is materially injurious to the Company or an affiliate, (g) harassed or discriminated against the Company's or an affiliate's employee, customer or vendor in violation of the Company's or the affiliate's policies with respect to such matters, (h) misappropriated funds or assets of the Company or an affiliate for personal use, (i) willfully violated the Company' or an affiliate's policies or standards of business conduct as determined in good faith by the Plan Committee, (j) failed, due to some action or inaction on the part of the holder, to have immigration status that permits the holder to maintain full-time employment with the Company or an affiliate in the U.S. in compliance with all applicable immigration law, or (k) knowingly caused or assisted in causing the Company or an affiliate to engage in criminal misconduct, then some or all Awards awarded to such holder, and all net proceeds realized with respect to any such Awards, will also be forfeited to the Company as determined by the Plan Committee.

        The Plan Committee may specify in an award agreement that the rights, payments, and benefits of a holder of an Award granted under the 2008 Plan with respect to such Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.

Recoupment in Restatement Situations

        The Amendment, if approved by the Company's stockholders, will provide that if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, the current or former holder who was a current or former executive officer of the Company or an affiliate will forfeit and must repay to the Company any compensation awarded under the Plan to the extent specified in any of the Company's recoupment policies established or amended (now or in the future) in compliance with the rules and standards of the SEC under or in connection with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Change in Capital Structure

        The existence of outstanding Awards will not affect the right of the Company or its stockholders to make or authorize any or all adjustments in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting Common Stock or stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business. The issuance by the Company of stock or securities convertible into, or exchangeable for, stock will not affect, and no adjustment by reason of such issuance will be made with respect to, the number, class or series, or price of shares of Common Stock then subject to outstanding Awards.

        If the Company effects a capital readjustment or any increase or reduction of the number of shares of Common Stock outstanding, then (i) the number, class or series and per share price of Common Stock subject to outstanding Awards under the 2008 Plan will be appropriately adjusted (subject to the restriction discussed below under the heading "Award Agreements" regarding re-pricing), and (ii) the number and class or series of Common Stock then reserved to be issued under the 2008 Plan will be adjusted.

        If while unexercised Awards remain outstanding under the 2008 Plan (i) the Company is not be the surviving entity in any merger, consolidation or other reorganization, (ii) the Company sells all or substantially all of its assets to any other person, (iii) the Company is to be dissolved or (iv) the Company is a party to any other corporate transaction (as defined under Section 424(a) of the Code and applicable Treasury Regulations) that is not described in clauses (i), (ii) or (iii) of this sentence (each such event is referred to herein as a "Corporate Change"), then, except as otherwise provided in the 2008 Plan or an award agreement, or as described below, there will be no acceleration of any Award then outstanding, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Plan Committee is to effect one or more of the following alternatives:

  (1)
  accelerate the time at which the Awards may be exercised, after which time all such Awards that remain unexercised and all rights of holders of Awards thereunder terminate;

  (2)
  require the mandatory surrender to the Company of Awards in which event the Plan Committee will cancel such Awards and the Company will pay a cash amount to each such holder;

  (3)
  have some or all of the Awards assumed or have new Awards of a similar nature substituted therefor;

  (4)
  provide that the number and class or series of Common Stock covered by an Award be adjusted so that such Award covers the number and class or series of Common Stock or other securities or property to which the holder of such Award would have been entitled pursuant to the terms of the agreement relating to such Corporate Change; or

  (5)
  make such adjustments to Awards then outstanding as the Plan Committee deems appropriate to reflect such Corporate Change.

        If the Plan Committee chooses to effect one or more of the alternatives set out in paragraphs (3), (4) or (5) above, it may, accelerate the time at which some or all Awards then outstanding may be exercised.

        After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company is the surviving corporation, each holder of an Award granted under the 2008 Plan will be entitled to have his or her restricted stock appropriately adjusted based on the manner in which the shares of Common Stock were adjusted under the terms of the agreement of merger or consolidation.

Award Agreements

        Each Award is to be embodied in a written award agreement that will be subject to the terms and conditions of the 2008 Plan. The award agreement may specify the effect of a Corporate Change on the Award. The award agreement may contain any other provisions that the Plan Committee deems advisable which are not inconsistent with the 2008 Plan. The terms of any outstanding Award granted under the 2008 Plan may be amended by the Plan Committee; however, no such amendment may adversely affect in a material manner any right of a holder of an Award granted under the 2008 Plan without his or her written consent. Except as described above in the third paragraph under "Change in Capital Structure," the Plan Committee may not directly or indirectly lower the exercise price of a previously granted option or the grant price of a previously granted SAR.

Restrictions on Stock Received

        The Plan Committee may impose such conditions and/or restrictions on any shares of Common Stock issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include a requirement that the holder of an Award granted under the 2008 Plan hold the shares of Common Stock for a specified period of time.

Change in Control; Termination

        Under the 2008 Plan, in the event of an occurrence of a Change in Control of the Company all then outstanding Options, SARs, Restricted Stock Awards, and Performance Stock Awards granted under the 2008 Plan will become fully vested, and exercisable and all substantial risk of forfeiture restrictions applicable thereto will lapse. The effect, if any, of a Change in Control of the Company upon any other Award granted under the 2008 Plan will be determined in accordance with the terms of the applicable award agreement issued by the Plan Committee that are applicable to the Award.

        For purposes of the 2008 Plan, a "Change in Control" means the occurrence of one of the following events:

  (i)
  if any "person" or "group" other than an "exempt person" (as defined in the 2008 Plan), is or becomes the "beneficial owner" (as such terms are defined in the Exchange Act and the rules thereunder), of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

  (ii)
  the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation where the Company is the surviving entity or which do not affect the Company's corporate existence;

  (iii)
  the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale to an exempt person; or

  (iv)
  the individuals who are the incumbent directors (as determined under the 2008 Plan) cease for any reason to constitute a majority of the members of the Board.

Tax Withholding

        Unless otherwise determined by the Plan Committee, a participant's tax withholding with respect to an Award may be satisfied by withholding from any payment related to an Award or by the withholding of shares of Common Stock issuable pursuant to the Award based on the fair market value of the shares.

Non-Transferability

        Except as specified in the applicable award agreement or in a domestic relations court order, an Award granted under the 2008 Plan will not be transferable other than by will or under the laws of descent and distribution, and will be exercisable, during such holder's lifetime, only by him or her. Any attempted assignment of an Award in violation of the 2008 Plan will be null and void. Unless otherwise provided in the applicable option agreement, no Incentive Stock Option or Non-Qualified Stock Option granted under the 2008 Plan may be transferred other than by will or by the laws of descent and distribution. Further, all Incentive Stock Options granted to an employee under the 2008 Plan will be exercisable during such employee's lifetime only by the employee and, after that time, by the employee's heirs and estate.

Termination and Modification of the 2008 Plan

        The Board of Directors, without approval of the stockholders, may modify or terminate the 2008 Plan at any time. However, no termination, amendment, suspension, or modification of the 2008 Plan is to adversely affect in any material way any Award previously granted under the 2008 Plan, without the written consent of the holder holding such Award and no amendment of the 2008 Plan will be made without stockholder approval if such approval is required by applicable law or stock exchange rules.

Compliance with Section 409A

        Awards will be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code and Department of Treasury rules and regulations issued thereunder. In addition, Awards may be amended to comply with Section 409A without the consent of the holder of the Award.

U.S. Federal Income Tax Consequences of Awards Granted Under the 2008 Plan

        The following is a general description of the U.S. federal income tax consequences generally applicable to the Company and a recipient of an Incentive Stock Option, a Nonqualified Stock Option, a SAR, a Restricted Stock Award, a RSU award, a Performance Stock Award, a Performance Unit Award or another stock-based award granted under the 2008 Plan.

        Incentive Stock Options.    When the Plan Committee grants an employee an Incentive Stock Option to purchase shares of Common Stock under the 2008 Plan, the employee will not be required to recognize any U.S. federal taxable income as a result of the grant or as a result of the employee's exercise of the Incentive Stock Option; however, the difference between the exercise price and the fair market value of the shares of Common Stock at the time of exercise is an item of tax preference that may require payment of an alternative minimum tax. On the sale of the shares acquired through exercise of an Incentive Stock Option (assuming such sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain (or loss) will be taxed as long term capital gain (or loss) and the Company will not be entitled to any deduction in connection with the sale (or the grant or exercise) of the Incentive Stock Option. With respect to a sale of shares that occurs after the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the option price paid for the shares.

        However, if the employee sells the shares acquired upon exercise of an Incentive Stock Option before the later of (i) two years from the date of grant and (ii) one year from the date of exercise, the employee will be treated as having received, at the time of sale, compensation taxable as ordinary income, and the Company will be entitled to a corresponding deduction, subject to the compensation deduction limitation (described below). The amount treated as compensation income is the excess of the fair market value of the shares at the time of exercise over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long or short term capital gain, depending on how long such shares were held. With respect to a sale of shares that occurs before the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the option price paid for the shares and the compensation income reported at the time of sale of the shares.

        Nonqualified Stock Options.    When the Plan Committee grants a Nonqualified Stock Option to purchase shares of Common Stock under the 2008 Plan, the recipient will not be required to recognize any U.S. federal taxable income as a result of the grant. However, the recipient will be required to recognize ordinary income on the date the recipient exercises the Nonqualified Stock Option. Generally, the measure of the income will be equal to the difference between the fair market value of the shares of Common Stock acquired on the date the shares are acquired and the option price. The tax basis of the shares acquired on exercise of the Nonqualified Stock Option for the purpose of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the Nonqualified Stock Option. The income reportable on exercise of the Nonqualified Stock Option by an employee is subject to federal tax withholding. Generally, the Company will be entitled to a deduction in the amount reportable as income by the recipient on the exercise of a Nonqualified Stock Option.

        Stock Appreciation Rights.    The grant of a SAR under the 2008 Plan generally will not result in the recognition of any U.S. federal taxable income by the recipient or a deduction for the Company, at the time of grant. However, the recipient will be required to recognize ordinary income on the date the recipient exercises the SAR. Generally, the measure of the income will be equal to the amount realized on exercise of the SAR. The income reportable on exercise of the SAR by an employee is subject to federal tax withholding. Generally, the Company will be entitled to a deduction in the amount reportable as income by the recipient on the exercise of a SAR.

        Restricted Stock Awards.    The grant of a Restricted Stock Award under the 2008 Plan generally will not result in the recognition of any U.S. federal taxable income by the recipient or a deduction for the Company, at the time of grant unless the recipient timely makes an election under Section 83(b) of the Code. Upon the expiration of the forfeiture restrictions applicable to the Restricted Stock Award (i.e., as the shares become vested), the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of those shares of Common Stock at that time over the amount (if any) the recipient paid for the shares. The income realized by an employee is subject to federal tax withholding. The Company will be entitled to a deduction in the amount and at the time the recipient recognizes income. With respect to any restricted shares that are not vested (i.e., the forfeiture restrictions have not yet lapsed), any dividends paid on account of such shares will be treated as compensation income to the recipient and the Company will be entitled to a corresponding deduction. With respect to any restricted shares that are vested (i.e., the forfeiture restrictions have lapsed), the recipient will be taxed on any dividends on such shares as the dividends are paid to the recipient and the Company will not be entitled to deductions with respect to the dividends.

        Restricted Stock Unit Awards.    The grant of a RSU award under the 2008 Plan generally will not result in the recognition of any U.S. federal taxable income by the recipient or a deduction for the Company at the time of grant. At the time a RSU award is paid the recipient will recognize ordinary income and the Company will be entitled to a corresponding deduction. Generally, the measure of the income and deduction will be the fair market value of the Company's Common Stock at the time the RSU is settled.

        Performance Stock and Performance Unit Awards.    Performance stock awards granted under the 2008 Plan generally have the same tax consequences as Restricted Stock Awards as discussed above (except that the compensation deduction limitation described below generally will not apply). A recipient of a performance unit award under the 2008 Plan generally will not realize U.S. federal taxable income at the time of grant of the award, and the Company will not be entitled to a deduction at that time with respect to the award. When the performance goals applicable to the performance unit award are attained and amounts are due under the award, the holder of the award will be treated as receiving compensation taxable as ordinary income, and the Company will be entitled to a corresponding deduction.

        Other Stock-Based Awards.    Other stock-based awards granted under the 2008 Plan generally have the same tax consequences as RSU awards.

        Compensation Deduction Limitation.    Under Section 162(m) of the Code, the Company's federal income tax deductions for certain compensation paid to designated executives is limited to $1,000,000 per year. These executives include the Company's Chief Executive Officer and the next three highest compensated officers. Section 162(m) of the Code provides an exception to this limitation for certain "performance based" compensation approved by a committee consisting solely of at least two "outside directors." The Company believes that Nonqualified Stock Options to purchase shares of Common Stock, SARs and performance based awards granted under the 2008 Plan generally should qualify as performance based compensation for purposes of Section 162(m) of the Code.

Benefits Under the 2008 Plan if the Amendment is Approved

        On September 1, 2012, we entered into an employment agreement (the "Churches Employment Agreement") with Brady Churches, our President and Chief Executive Officer. Pursuant to the terms of the Churches Employment Agreement, if the Amendment is approved by our stockholders at the Annual Meeting, Mr. Churches will be granted at the first meeting of the Compensation Committee of the Board following the Annual Meeting a combination award of an Incentive Stock Option and a Non-Qualified Stock Option to purchase an aggregate of 200,000 shares of Common Stock (the "Signing Options"). In addition, if the exercise price for the Signing Options is greater than the exercise price for the options granted to Mr. Churches on September 1, 2012 in connection with the commencement of his employment with the Company, then on the date the Signing Options are granted Mr. Churches will also receive a restricted stock award having a value to Mr. Churches, on an after tax basis, equal to the difference in such exercise prices multiplied by the number of shares subject to the Signing Options and based upon a value of $12.50 per share of restricted stock, and such restricted stock award will be subject to the same restrictions and limitations as applicable to the Signing Options. In the event that the Amendment is not approved by our stockholders at the Annual Meeting, then Mr. Churches will receive additional cash compensation intended to reasonably compensate him for not being able to receive the Signing Options. Please see "Executive Compensation—Compensation Discussion and Analysis—Compensation for Fiscal 2013" for more details regarding the Signing Options.

        Additional Awards, if any, that may be granted in the future to participants under the 2008 Plan if the Amendment is approved are subject to the discretion of the Plan Committee and, therefore, are not determinable at this time.

 DIRECTORS

Number of Directors; Composition of the Board

        The Board currently consists of seven directors. If elected at the Annual Meeting, the six individuals nominated for director will continue to serve until his or her term expires at the 2013 annual meeting of stockholders, or until his or her earlier death, resignation or removal.

Arrangements With Respect to Service on the Board

        Pursuant to Mr. Churches' Employment Agreement, the Company is to nominate, and use its reasonable efforts to cause the election of, Mr. Churches to serve as a member of the Board of Directors until Mr. Churches' resignation, death or disability as defined (including any waiting or qualifying period) in the long-term disability insurance maintained by the Company for Mr. Churches or until the Board terminates Mr. Churches' employment with the Company.

        On June 29, 2012, the Company entered into an agreement (the "Standstill Agreement") with Steven Becker, Matthew Drapkin, Becker Drapkin Management, L.P., Becker Drapkin Partners (QP), L.P., Becker Drapkin Partners, L.P., BD Partners V, L.P. and BC Advisors, LLC (collectively, the "Becker Drapkin Stockholder Group"). The Standstill Agreement resulted in Mr. Becker and Richard S. Willis becoming members of the Board of Directors.

        Under the terms of the Standstill Agreement, (a) the Company agreed to (i) fix the size of the Board at a total of six directors, (ii) appoint Messrs. Becker and Willis as members of the Board, (iii) appoint Mr. Becker as the Chair of the Nominating and Governance Committee of the Board, and (iv) appoint Mr. Willis as a member of the Compensation Committee of the Board; (b) the Company and the Becker Drapkin Stockholder Group agreed to use their reasonable best efforts to, within 120 days of the date of the appointment of Messrs. Becker and Willis to the Board (but in no event more than 180 days after such date), mutually select two additional independent and experienced persons to be appointed as members of the Board, at which time the Company will increase the size of the Board to a total of eight directors, after which the Company will not increase the size of the Board during the Standstill Period (as defined below); (c) the Company agreed to nominate Messrs. Becker and Willis for re-election to the Board at the Annual Meeting and 2013 Annual Meeting of the Company's stockholders, so long as the Becker Drapkin Stockholder Group continues to beneficially own at least 4% of the outstanding Common Stock and comply with certain standstill provisions; (d) the Becker Drapkin Stockholder Group agreed, at all stockholder meetings during the Standstill Period, to cause all shares of the Common Stock beneficially owned by the Stockholder Group to be present for quorum purposes and to be voted in favor of all directors nominated by the Board for election (provided that such nominees were not nominated in contravention of the Standstill Agreement); (e) the Company agreed that one of the current directors will not be nominated for re-election at the Annual Meeting; and (f) the Becker Drapkin Stockholder Group agreed to abide by certain standstill provisions until the second anniversary of the Standstill Agreement (or such earlier date upon the occurrence of certain events, as described in the Standstill Agreement) (the "Standstill Period"). The Company expects to appoint the two new independent directors pursuant to the Standstill Agreement by December of 2012.

        Messrs. Becker and Willis have irrevocably tendered their resignations as director effective as of the date that (a) the beneficial ownership of the Becker Drapkin Stockholder Group in the Common Stock falls below 4% of the outstanding Common Stock or (b) the Becker Drapkin Stockholder Group breaches certain of its obligations set forth in the Standstill Agreement (subject to a five-day cure period), and, in each case, the Board may accept either or both such resignations, in its sole discretion, by a majority vote (excluding Messrs. Becker and Willis).

        Under the terms of the Standstill Agreement, the Company has also agreed that if either of Mr. Becker or Mr. Willis is unable or unwilling to serve as a director for any reason, then the Company and the Becker Drapkin Stockholder Group shall agree on a replacement for such director(s).

        The description of the Standstill Agreement above is qualified in its entirety by reference to the full text of the Standstill Agreement, a copy of which the Company filed with the SEC as Exhibit 10.1 to a Current Report on Form 8-K on July 2, 2012.

 CORPORATE GOVERNANCE

Director Nomination

        In February 2011, the Board of Directors established a nominating and corporate governance committee of the Board (the "Nominating and Governance Committee"). The members of the Nominating and Governance Committee are Steven Becker, as Chair, Bruce Quinnell, David Green and Starlette Johnson. Each of the members of the Nominating and Governance Committee is an independent director under applicable NASDAQ rules. The Nominating and Governance Committee is responsible for providing oversight as to the identification, selection and qualification of candidates to serve as directors of the Company and will recommend to the Board candidates for election or re-election as directors (or to fill any vacancies on the Board). The Nominating and Governance Committee Charter is available on the Company's website at www.tuesdaymorning.com by first clicking on "Investor Relations" and then "Corporate Governance." The Nominating and Governance Committee Charter is also available in print to any stockholder who requests a copy.

        In identifying and evaluating nominees for director, the Nominating and Governance Committee will take into account the following attributes and qualifications: (1) relevant knowledge and mix of background and experience; (2) personal and professional ethics, integrity and professionalism; (3) accomplishments in their respective fields; (4) the skills and expertise to make a significant contribution to the Board, the Company and its stockholders; and (5) whether the candidate has any of the following qualities: financial expertise, general knowledge of the retail industry, and CEO, CFO or other senior management experience. In addition, although the Nominating and Governance Committee does not have a formal diversity policy in place for the director nomination process, diversity is an important factor in the Nominating and Governance Committee's consideration and assessment of a candidate, with diversity being broadly construed to mean a variety of opinions, perspectives, experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of the Board at that point in time. In addition, no person may be considered as a candidate for nomination as a director of the Company if (i) during the last five years, that person, or any of his or her affiliates, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or is currently under investigation for same or (ii) during the last five years, that person, or any of his or her affiliates, was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which that person, or any of his or her affiliates, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws on finding any violation with respect to such laws, or is currently under investigation for same. In addition, the Nominating and Governance Committee will recommend to the Board candidates for re-election as directors. The Nominating and Governance Committee may conduct all necessary and appropriate inquiries into the backgrounds and qualifications of potential candidates. There are no specific or minimum qualities a candidate must have to be recommended as a director nominee by the Nominating and Governance Committee.

        The process for evaluating candidates is the same regardless of the source of the recommendation. The Nominating and Governance Committee will not discriminate on the basis of race, color, national origin, gender, religion or disability in selecting nominees. In addition to those candidates identified through its own internal processes, the Nominating and Governance Committee will evaluate a candidate proposed by any single stockholder (or group of stockholders) that beneficially owns our Common Stock provided that written notice of such stockholder's intent to make such nomination or nominations has been timely given to the Company. In order to be considered by the Nominating and Governance Committee for evaluation for an upcoming annual meeting of stockholders, a notice from a stockholder regarding a potential candidate must be sent to the Company's Secretary at the Company's headquarters by the date specified in the "Stockholders' Proposals" section of the previous year's proxy statement for nomination of directors. The notice should set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company that are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the Company's books, of such stockholder, (ii) the class and number of shares of the Company which are beneficially owned by such stockholder, (iii) whether the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder. All candidates (whether identified internally or by a stockholder) who, after evaluation and recommendation by the Nominating and Governance Committee, are then nominated by the Board will be included as the Board's recommended slate of director nominees in the Company's proxy statement.

        Any stockholder of the Company may nominate one or more individuals for election as a director of the Company at an annual meeting of stockholders if the stockholder sends a notice to the Company's Secretary at the Company's headquarters by the date specified in the "Stockholders' Proposals" section of the previous year's proxy statement for nomination of directors. The procedures described in the prior paragraph are meant to establish an additional means by which certain stockholders can have access to the Company's process for identifying and evaluating Board candidates and is not meant to replace or limit stockholders' general nomination rights in any way.

Director Independence

        NASDAQ listing standards require our Board of Directors to be comprised of at least a majority of independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company which would interfere with the exercise of independent judgment in carrying out of his or her responsibilities as a director. Based on the independence standards prescribed by NASDAQ, our Board has affirmatively determined that all directors are independent, other than Mr. Churches, who is not independent due to his employment relationship with the Company. In addition, as prescribed by NASDAQ rules, the independent directors have regularly scheduled meetings without management present.

Independent Chairman of the Board

        The Company has had different individuals serving as its Chief Executive Officer and Chairman of the Board since 2000. The separation of roles is designed to allow our President and Chief Executive Officer, Mr. Churches, to focus on the day-to-day management of the Company's business and our independent Chairman of the Board, Mr. Quinnell, to focus on the continued development of a high-performing Board, including (1) ensuring the Board remains focused on the Company's long-term strategic plans, (2) developing Board agendas, (3) working with Company management to ensure the Board has timely and adequate information, (4) coordinating Board committee activities, (5) supporting and mentoring the Chief Executive Officer and (6) ensuring effective stakeholder communications. The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board's oversight responsibilities continue to grow. The Board believes, due to the continued leadership and experience provided by these two individuals, that having separate positions is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance.

Board of Directors' Role in Risk Oversight

        Our Company, like others, faces a variety of enterprise risks, including credit risk, liquidity risk and operational risk. In fulfilling its risk oversight role, the Board focuses on the adequacy of the Company's risk management process and overall risk management system. The Board believes an effective risk management system will (1) adequately identify the material risks that the Company faces in a timely manner, (2) implement appropriate risk management strategies that are responsive to the Company's risk profile and specific material risk exposures, (3) integrate consideration of risk and risk management into business decision-making throughout the Company and (4) include policies and procedures that adequately transmit necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committee.

        The Audit Committee is charged by its charter to review and discuss with the Company's management, internal audit staff and independent accountants the Company's policies with respect to risk assessment and risk management, as well as major risk exposures and the process used to manage those exposures that could have a material effect on the Company's financial statements. Accordingly, the Audit Committee schedules time for periodic review of risk management, in addition to its other duties. In this role, the Audit Committee receives information from management and other advisors regarding the Company's risk management process and system, the nature of the material risks the Company faces and the adequacy of the Company's policies and procedures designed to respond to and mitigate these risks.

        Although the Board's primary risk oversight role has been assigned to the Audit Committee, the full Board also periodically receives information about the Company's risk management system and the most significant risks that the Company faces. This is principally accomplished through the Audit Committee's discussions with the full Board and briefings provided by management and advisors of the Company.

Communication with the Board of Directors

        Stockholders and other interested parties may communicate with one or more members of the Board in writing by regular mail. The following address may be used by those who wish to send such communications:

  Board of Directors
  c/o Secretary
  Tuesday Morning Corporation
  6250 LBJ Freeway
  Dallas, Texas 75240

        Such communication should be clearly marked "Stockholder—Board Communication." The communication must indicate whether it is meant to be distributed to the entire Board, a specific committee of the Board or to specific members of the Board, and must state the number of shares beneficially owned by the stockholder making the communication. The Secretary has the authority to disregard any inappropriate communications. If deemed an appropriate communication, the Secretary will submit such stakeholder's correspondence to the Chairman of the Board (on behalf of the Board) or to any specific committee, director or directors to whom the correspondence is directed.

Code of Ethics for Senior Financial Officers

        We have adopted a "Code of Ethics for Senior Financial Officers" that establishes the ethical standards to be followed by the persons serving as our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions (the "Senior Financial Officers"). Amendments to and waivers from the Code of Ethics for Senior Financial Officers will be posted on our website within four business days after approval by the Board. Any waiver from the Code of Ethics for Senior Financial Officers requires approval by the Board. There were no waivers from the Code of Ethics for Senior Financial Officers during the fiscal year ended June 30, 2012. The Code of Ethics for Senior Financial Officers is available on the Company's website at www.tuesdaymorning.com by first clicking on "Investor Relations" and then "Corporate Governance."

Code of Conduct

        We have also adopted a "Code of Conduct" that establishes the business conduct to be followed by all of our officers, including the Senior Financial Officers, employees and members of our Board and embodies the Company's principles and practices relating to the ethical conduct of the Company's business and its long-standing commitment to honesty, fair dealing and full compliance with all laws affecting the Company's business. Amendments to and waivers from the Code of Conduct with respect to the Senior Financial Officers will be posted on our website within four business days after approval by the Board. Any waiver from the Code of Conduct with respect to our Senior Financial Officers requires approval by the Board. There were no waivers from the Code of Conduct with respect to the Senior Financial Officers during the fiscal year ended June 30, 2012. The Code of Conduct is available on the Company's website at www.tuesdaymorning.com by first clicking on "Investor Relations" and then "Corporate Governance."

MEETINGS AND COMMITTEES OF THE BOARD

Board of Directors

        Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and stockholder's meetings. During the fiscal year ended June 30, 2012, the Board of Directors held 12 meetings and all of our directors during this period attended 75% or more of such meetings. Directors are encouraged to attend the Company's annual meeting of stockholders. All of our then-serving directors attended the Company's 2011 Annual Meeting of Stockholders meeting held on November 9, 2011.

Committees of the Board

        The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee

        The Audit Committee has three members and met eleven times during the fiscal year ended June 30, 2012. Each person who served as a member of the Audit Committee during this period attended 75% or more of such meetings. The Audit Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the applicable NASDAQ rules and satisfy the SEC requirements relating to the independence of audit committee members. The Board has determined that all the members of the Audit Committee have the ability to read and understand fundamental financial statements.

        The Audit Committee is currently comprised of Bruce Quinnell, as Chairman, William Hunckler, III, and Starlette Johnson. The Board of Directors has determined that Mr. Quinnell qualifies as an "audit committee financial expert" as defined by applicable SEC rules and has designated Mr. Quinnell as the Company's audit committee financial expert. The Board has adopted a charter for the Audit Committee, which is available on the Company's website at www.tuesdaymorning.com by first clicking on "Investor Relations" and then "Corporate Governance." The Audit Committee Charter is also available in print to any stockholder who requests a copy.

        The Audit Committee's responsibilities, which are discussed in detail in its charter, include the duty and responsibility to:

  •
  establish policies and procedures for reviewing and approving the appointment, compensation, retention and oversight of our independent registered public accounting firm;

  •
  review and discuss with our independent registered public accounting firm, internal auditors and management the adequacy and effectiveness of the Company's system of internal controls and the Company's policies with respect to risk assessment and management;

  •
  review the scope and results of our independent registered public accounting firm's audit of the Company's annual financial statements, accompanying footnotes and audit report;

  •
  pre-approve all audit and permissible non-audit fees;

  •
  review and discuss with management and the registered independent public accounting firm of the Company the annual and quarterly consolidated financial statements of the Company and related disclosures;

  •
  review and discuss with management and the registered independent public accounting firm of the Company significant issues regarding accounting principles and financial statement presentations; and

  •
  perform other functions or duties deemed appropriate by the Board.

        The Audit Committee has authority under its charter to retain any independent counsel, experts or advisors (accounting, financial, legal or otherwise) that the Audit Committee believes to be necessary or appropriate to assist in the fulfillment of its responsibilities.

Compensation Committee

        The Compensation Committee has four members and met three times during the fiscal year ended June 30, 2012. Each person who served as a member of the Compensation Committee during this period attended 75% or more of such meetings. The Compensation Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to applicable NASDAQ rules.

        The Compensation Committee is currently comprised of Bruce Quinnell, as Chairman, David Green, William Hunckler, III, and Richard Willis. The Board adopted a charter for the Compensation Committee, which is available on the Company's website at www.tuesdaymorning.com by first clicking on "Investor Relations" and then "Corporate Governance." The Compensation Committee Charter is also available in print to any stockholder who requests a copy.

        The Compensation Committee's responsibilities, which are discussed in detail in its charter, include the duty and responsibility to:

  •
  review and approve the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate the performance of our Chief Executive Officer in light of those goals and objectives, and determine the compensation of our Chief Executive Officer based on this evaluation;

  •
  review and approve compensation and incentive arrangements (including any employment or severance agreements) for the executive officers of the Company;

  •
  administer the Company's equity incentive plans, including the review and grant of stock options and other equity incentive grants to directors, executive officers and other key employees of the Company; and

  •
  perform other functions or duties deemed appropriate by the Board.

        Compensation Committee meetings are regularly attended by the President and Chief Executive Officer and the Chief Financial Officer. At each meeting, the Compensation Committee meets in an executive session in which only independent directors are present. The Compensation Committee Chairman reports the Compensation Committee's recommendations on executive compensation to the Board. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and legal counsel as it deems necessary to assist in the fulfillment of its responsibilities.

Nominating and Governance Committee

        As discussed above, in February 2011 the Board of Directors established the Nominating and Governance Committee. The Nominating and Governance Committee has four members. The Nominating and Governance Committee met one time during the fiscal year ended June 30, 2011 and each person who served as a member of the Nominating and Governance Committee during this period attended such meeting. The Nominating and Governance Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to applicable NASDAQ rules.

        The Nominating and Governance Committee is currently comprised of Steven Becker, as Chair, Bruce Quinnell, David Green and Starlette Johnson. The Board adopted a charter for the Nominating and Governance Committee, which is available on the Company's website at www.tuesdaymorning.com by first clicking on "Investor Relations" and then "Corporate Governance." The Nominating and Governance Committee Charter is also available in print to any stockholder who requests a copy.

        The Nominating and Governance Committee's responsibilities, which are discussed in detail in its charter, include the duty and responsibility to:

  •
  evaluate and recommend to the Board from time to time as to changes that the Nominating and Governance Committee believes to be necessary, appropriate or desirable with respect to the size, composition, and functional needs of the Board;

  •
  develop and recommend to the Board specific guidelines and criteria for screening and selecting nominees to the Board, including any director nominations submitted by the Company's stockholders;

  •
  provide oversight as to the identification, selection, and qualification of candidates for the Board, including interviewing and evaluating new candidates for the Board;

  •
  recommend to the Board candidates for election or re-election as directors or to fill any vacancies on the Board;

  •
  recommend to the Board candidates for appointment to the standing committees of the Board in accordance with the policies and principles in such committees' charters and taking into consideration such other factors as it deems necessary, appropriate or desirable;

  •
  periodically review and assess the Company's corporate governance principles and make recommendations to the Board for changes as deemed necessary, appropriate or desirable; and

  •
  perform other functions or duties deemed appropriate by the Board.

        The Nominating and Governance Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and legal counsel as it deems necessary to assist in the fulfillment of its responsibilities.

 EXECUTIVE OFFICERS

        The Board appoints our executive officers at the first Board meeting following our annual stockholders meeting and updates the executive officer positions as needed throughout the year. Each executive officer serves at the request of the Board and until their successors are appointed, or until the earlier of their death, resignation or removal. The following sets forth certain information about our executive officers, other than Brady Churches, our President and Chief Executive Officer, whose biographical information is included above under "Proposal No. 1—Election of Directors."

Stephanie Bowman

        Ms. Bowman, age 49, has served as the Company's Executive Vice President, Chief Financial Officer, Secretary and Treasurer since April 2008. Ms. Bowman joined Tuesday Morning in August 2006 as Controller and was promoted to Vice President of Finance in April 2007. From January 2002 until Ms. Bowman joined the Company, she served as Senior Vice President of Finance for Summit Global Partners, which was acquired by USI Holdings, Inc., a publicly-traded insurance brokerage firm, in February 2005. Ms. Bowman began her career with PriceWaterhouseCoopers and has held various financial positions with other retailers including Neiman Marcus Group, Lil' Things, Inc., Gadzooks, Inc. and Bizmart, Inc. Ms. Bowman has served as a member of the Board of Directors of Susan G. Koman—Dallas Affiliate since 2012.

Michael J. Marchetti

        Mr. Marchetti, age 55, has served as the Company's Executive Vice President and Chief Operating Officer since April 2003. Mr. Marchetti served as the Company's interim President and Chief Executive Officer from June 2012 until September 2012. Mr. Marchetti joined Tuesday Morning in February 2001 as Senior Vice President, Strategic Planning and was promoted to Executive Vice President, Operations in February 2002. He also served as the Company's Acting Chief Financial Officer, Secretary and Treasurer from January 2008 to April 2008. From April 1999 to February 2001, Mr. Marchetti was a principal with MarCon Services, Inc., a service company that evaluates system development needs. He also served as Chief Financial Officer of CWT Specialty Stores, Inc., the parent company of Cherry & Webb specialty retail stores, from August 1996 to March 1999.

Melinda Page

        Ms. Page, age 51, has served as the Company's Executive Vice President and Chief Merchandise Officer since June 2012. Prior to such promotion, Ms. Page served as the Company's Senior Vice President, General Merchandise Manager since April 2006. Ms. Page joined Tuesday Morning in September 1999 as Buyer and was promoted to Director of Merchandising Systems in December 2003. In June 2005, Ms. Page was promoted to Vice President, Planning and Allocation. From 1980 through August 1999, Ms. Page held various positions at TJMaxx, Marshall's, Lechmere and Filene's Basement.

Seth Marks

        Mr. Marks, age 40, has served as the Company's Senior Vice President and Chief Marketing Officer since June 2012. Prior to such promotion, Mr. Marks served as the Company's Senior Vice President, Alternative Merchandise Sourcing and E-Commerce since he joined the Company in August 2011. Mr. Marks is a veteran of the consumer products industry and has worked on all sides of the consumer products food chain, primarily as a "merchant liquidator." From 2009 to 2011, he served as the President and Chief Executive Officer of Liquidation World, Inc. In 2007, Mr. Marks was a co-founder, investor, and President and Chief Executive Officer of Talon Merchant Capital, a Chicago-based wholesale liquidation business, which was acquired by Liquidation World in 2009. Prior to founding Talon Merchant Capital, Mr. Marks co-founded Big Lots Capital, the liquidation arm of Big Lots Stores, Inc. Prior to Big Lots, Mr. Marks co-founded Hilco Wholesale Trading where he was responsible for deal origination, valuation, acquisition and disposition strategies and helped build the business into the leading liquidation firm in the United States.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis focuses on the compensation of the Company's executive officers, including our "named executive officers" who are the individuals included in the Summary Compensation Table below. This section summarizes our executive compensation program and objectives and provides an overview of how and why the Compensation Committee of our Board of Directors, who is responsible for the oversight of our executive compensation program (for purposes of this section only, the "Committee"), made specific decisions involving the compensation of our named executive officers.

Executive Summary

        Our compensation program is designed to meet the following principal objectives:

  •
  integrate executive compensation with the long-term and short-term strategic objectives of the Company;

  •
  attract and retain executives who contribute to our long-term success; and

  •
  motivate and reward executives for individual achievements and high levels of individual performance.

        We believe these objectives collectively link executive compensation to overall Company performance, which helps ensure that the interests of our executive officers are closely aligned with the interests of our stockholders.

        For fiscal 2012, we believe our compensation programs were designed to reward our named executive officers for the achievement of both short-term and long-term strategic and operational goals and the achievement of increased total stockholder return. Below are the highlights of our executive compensation program for fiscal 2012.

  •
  Emphasis on Pay-for-Performance.  Earnings per share and net sales were the key measures of performance bonuses for which our named executive officers were eligible to receive under our Annual Cash Incentive Plan for fiscal 2012. The Committee chose such metrics because it believes they are the best indicators of Company performance and are most closely correlated to the creation of stockholder value. As discussed in more detail below, since the Company failed to achieve the Level 3 performance targets and the discretionary performance targets, none of our named executive officers received a cash bonus under the Annual Cash Incentive Plan for fiscal 2012. In addition, in February 2012 the Board approved a grant of performance units and performance shares to our then-serving President and CEO and our Executive Vice President and Chief Operating Officer. The performance units and performance shares, which are described in more detail below, will generally only vest in one-third tranches if the closing price of our Common Stock is equal to or greater than $8.00 per share for 40 or more consecutive trading days during an applicable performance period.

  •
  Periodic Grants of Long-Term Equity Awards.  Another way that we try to link pay and performance is to periodically grant our named executive officers compensation in the form of equity awards, whose value is directly tied to our stock price performance. We generally seek to have the long-term performance of our stock reflected in executive compensation through the periodic issuance of equity awards to our named executive officers. We expect that the Committee will grant long-term equity awards to our named executive officers in fiscal 2013 in order to further motivate our executive officers to maximize the long-term growth and profitability of the Company; provided, that the proposal to amend to 2008 Plan is approved by our stockholders at the Annual Meeting.

  •
  Stockholder-Friendly Pay Practices.  We do not use many common pay practices that are considered to be unfriendly to stockholders, such as extensive perquisites, and our named executive officers are only eligible to participate in certain employee benefit plans that are generally available to all of our employees on the same terms as similarly-situated employees. Further, our executive compensation arrangements do not contain excess parachute payment tax gross-up provisions nor guaranteed salary increases. In addition, other than grants to newly-hired employees, all fiscal 2012 equity awards of options and restricted stock to our executive officers were performance-based.

  •
  Proposed Amendment to 2008 Plan to Expand the Circumstances Upon Which Awards Granted Under the 2008 Plan may be Forfeited.  As discussed in more detail above, our Board has adopted, subject to stockholder approval, an amendment to the 2008 Plan. If approved by the Company's stockholders, this amendment will, among others, (1) expand the number of circumstances under which the committee administering the 2008 Plan may determine that awards under the 2008 Plan will be subject to forfeiture, and (2) provide that, in the event of an accounting restatement due to the Company's material noncompliance with applicable financial reporting requirements, an award under the 2008 Plan made to any of the Company's current or former executive officers will be forfeited and repaid to the Company to the extent required by any of the Company's recoupment policies established in compliance with applicable law.

  •
  Independence of the Compensation Committee.  The Committee is composed solely of outside, independent directors who satisfy the independence requirements of the NASDAQ. In addition, in setting executive compensation for fiscal 2012, the Committee reviewed management's findings with respect to publicly-available executive compensation proxy data compiled by independent aggregation services, such as Equilar Insight.

Fiscal 2011 "Say-on-Pay" Advisory Vote on Executive Compensation

        At the 2011 Annual Meeting of the Company's stockholders held on November 9, 2011, the majority of our stockholders voting on our "Say-on-Pay" advisory proposal voted against the executive compensation of our named executive officers as disclosed in our proxy statement for such meeting. As the views of our stockholders are important to us, our Board of Directors and our Committee have taken action to assess and respond to the Company's compensation practices in light of these voting results.

        As part of the Board's and Committee's assessment of the Company's compensation practices, management reached out to a number of the Company's stockholders, including institutional investors, to obtain a better understanding of and insight into their views on our compensation practices and their concerns. While stockholders recognize that the Company continues to operate in a very difficult and highly competitive retail environment, stockholders were particularly concerned with the following issues, which the Company believes resulted in the voting outcome for the fiscal 2011 say-on-pay advisory proposal:

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  A disconnect between executive pay and performance; and

  •
  The fiscal 2011 year-over-year increase in the total compensation of our former President and CEO, which primarily consisted of the fair value of the one-time stock option grant.

The Committee and the Company have since taken the following actions in response:

  •
  All equity awards granted to Mr. Marchetti and Ms. Mason in fiscal 2012 under their respective employment agreements were performance-based;

  •
  All other named executive officers did not receive equity awards in fiscal 2012 (with the exception of Mr. Marks in connection with the commencement of his employment with the Company) and such officers also did not receive any discretionary cash bonuses for fiscal 2012;

  •
  Except for the final contractual bonus payments to Mr. Marchetti and Ms. Mason in November 2011 under their respective employment agreements, the Company did not award any service-based cash bonuses and restricted stock awards to such individuals in fiscal 2012 (unlike in prior years); and

  •
  No cash bonus payments were made to the named executive officers under the Company's Annual Cash Incentive Plan as a result of the Company's failure to achieve the designated performance targets.

Executive Management Changes in Fiscal 2012

        Brady Churches was elected as President and Chief Executive Officer of the Company on September 1, 2012. Mr. Churches succeeded Michael Marchetti, the Company's Executive Vice President and Chief Operating Officer, who was promoted to interim President and Chief Executive Officer of the Company, effective June 5, 2012. Mr. Marchetti replaced Kathleen Mason, who had served as our President and Chief Executive Officer since July 2000 until she was relieved of such duties, effective June 5, 2012. In addition, Melinda Page, the Company's Senior Vice President—General Manager, was promoted to Executive Vice President and Chief Merchandise Officer of the Company, and Seth Marks, the Company's Senior Vice President—Alternative Merchandise Sourcing and E-Commerce, was promoted to Senior Vice President and Chief Marketing Officer of the Company.

        Mr. Marchetti, Ms. Bowman, Ms. Page, Ms. Marks, Mr. Manning and Ms. Mason, who are all listed in the Summary Compensation Table set forth below, were our named executive officers for fiscal 2012. Mr. Churches did not serve as an executive officer of the Company during fiscal 2012, and thus, he was not one of our named executive officers for fiscal 2012.

Overview of Compensation Committee Responsibilities

        The Committee, which is comprised solely of independent directors, has responsibility for establishing, implementing and continually monitoring adherence to the Company's compensation philosophy. The Committee ensures that the total compensation paid to the executive officers is fair, reasonable and competitive. The Committee is empowered to review and recommend to the full Board the annual compensation, long-term equity incentive compensation, annual cash incentive plan compensation and discretionary bonuses, as well as the compensation procedures for the Chief Executive Officer. The Committee also reviews and considers the Chief Executive Officer's recommendations for annual compensation, long-term equity incentive compensation, annual cash incentive plan compensation and discretionary bonuses, as well as the compensation procedures for our other named executive officers.

Role of Executive Officers in Compensation Decisions

        The Chief Executive Officer makes compensation recommendations to the Committee with respect to the executive officers who report to him, which include the named executive officers. Such executive officers are not present at the time of these deliberations. The Committee may accept or reject these recommendations. The Committee determines the Chief Executive Officer's compensation based on its evaluation of the performance of the Chief Executive Officer in light of the overall corporate goals and objectives. The Committee does not delegate any of its functions to others in setting compensation. The Committee does not currently engage any consultant with respect to executive compensation matters.

Setting Executive Compensation

        Our compensation program is structured to motivate executives to achieve the business goals set by the Company and reward the executives for achieving these goals. The program is also designed to compensate our named executive officers with competitive annual salaries and other cash compensation while also creating long-term incentives for executives that will align the interests of the Company with those of its stockholders and will create long-term growth in stockholder value. To assist in the evaluation of executive compensation, Company management periodically reviews publicly-available executive compensation proxy data compiled by independent aggregation services, such as Equilar Insight, for companies that are categorized as specialty retailers with similar sales revenue and geographic locations, which consisted of Big 5 Sporting Goods Corp., Cato Corp., Coldwater Creek, Inc., Conn's, Inc., CostPlus, Inc., Hot Topic, Inc., Kirkland's Inc., New York & Company, Inc., Overstock.com, Inc., Pacific Sunwear of California, Inc., Pier 1 Imports, Inc., School Specialty, Inc., and Stein Mart Inc. Management prepares summaries of its review of such data and provides the summaries to the Committee to assist with the Committee's determination of base salary.

        The Committee believes that using such aggregation services to obtain publicly-available compensation information is an efficient and comprehensive method of analyzing the total compensation paid to our named executive officers and ensuring that it is fair, reasonable and competitive. In addition, this approach allows the Company to construct a more accurate peer group of companies with which to compare its compensation practices than independent compensation surveys, which generally utilize a pre-established group of peer companies.

        Our compensation program is not based on the short-term performance of our stock, whether favorable or unfavorable, but rather on the belief that that the price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the Company by our executives. Although the Compensation Committee determined not to grant equity-based compensation to our named executive officers for fiscal 2012, except for with respect to Mr. Marks in connection with the commencement of his employment with the Company and Ms. Mason and Mr. Marchetti pursuant to their respective employment agreements, we generally seek to have the long-term performance of our stock reflected in executive compensation through the periodic issuance of equity awards to our named executive officers.

        For the fiscal year ended June 30, 2012, the principal components of compensation for the named executive officers were:

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  Base salary;

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  Performance-based long-term incentive awards, with respect to Mr. Marchetti and Ms. Mason only;

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  Equity-based compensation, with respect to Mr. Marchetti and Ms. Mason (pursuant to their respective employment agreements) and Mr. Marks in connection with the commencement of his employment with the Company only;

  •
  Annual cash payments, with respect to Mr. Marchetti and Ms. Mason only (pursuant to their respective employment agreements); and

  •
  Perquisites and other personal benefits.

        The Committee believed that this approach best served the interests of the Company and its stockholders during fiscal 2012. The Committee has no established policy for allocating between long-term and short-term compensation but rather considers such allocation on a case-by-case basis and may reconsider the mix of compensation components from year to year, as determined in its discretion taking into account its compensation philosophies and objectives and other relevant factors.

Base Salary

        The Company provides its named executive officers with base salary to compensate them for services rendered during the fiscal year. The base salary is initially determined by the terms of each named executive officer's offer letter from the Company, with consideration given to the scope of responsibility of the position, the named executive officer's anticipated contribution to the Company's financial performance and current economic and market factors relating to the Company's ability to attract and retain top leadership talent. The Committee's intention is to set total executive cash compensation sufficiently high to attract and retain a strong motivated leadership team, but not so high that it creates a negative perception with our stockholders.

        Base salary levels are reviewed for merit adjustments as part of the annual performance review process for all employees as well as upon a promotion or other change in job responsibility. Merit based increases to salaries of our named executive officers are based on the recommendations of our Chief Executive Officer (other than with respect to his own salary), the Committee's assessment of the individual's performance and our financial performance. The Committee also considers the experience of the named executive officer, each named executive officer's compensation in relation to our other officers and management's summaries of the publicly available executive compensation information compiled by independent aggregation services, as described above under the heading "Setting Executive Compensation."

Annual Cash Incentive Plan

        The Committee believes that our named executive officers should be eligible to receive short-term cash bonuses based on the Company's financial performance and provides such persons with short-term financial rewards upon the achievement of certain pre-determined Company-wide financial performance goals. The Committee believes the achievement of these financial performance goals will ultimately increase the value of our Common Stock, as well as help attract and retain our named executive officers by providing attractive compensation opportunities.

        In December 2007, the Committee approved an annual cash incentive plan (the "Cash Incentive Plan") under which our named executive officers are eligible to receive cash awards based on the extent to which certain pre-determined Company performance goals are achieved. Under the Cash Incentive Plan, each named executive officer is eligible to receive a cash bonus based on a percentage of the individual's base salary. Such cash bonuses will only be paid to the named executive officers if certain performance targets that have been established by the Committee are met by the Company for the fiscal year. Historically, the amount of the bonus for each named executive officer is generally determined based on the earnings per share and net sales attained by the Company in such fiscal year, as the Committee believes earnings per share and net sales are the best indicators of Company performance and are most closely correlated to the creation of stockholder value. However, the Committee may, in its discretion, use different pre-established performance criteria.

        The amount of the final cash bonus payout is based on the Company's actual performance measured against the performance targets set by the Committee. If the Company does not achieve the minimum financial performance targets, or the Committee decides that our named executive officers will not be eligible for cash-based incentive awards for the fiscal year, and thus, does not set any performance targets, then the named executive officers will not receive any cash bonus under the Cash Incentive Plan. The Committee may also establish discretionary financial performance targets and upon the Company's achievement of such discretionary level targets, the Committee will have the discretion to award a cash bonus to the named executive officers. If the non-discretionary performance targets are satisfied, then each named executive officer is eligible to receive a cash bonus equal to a percentage, ranging from 10% to 20%, of his or her base salary, based on the achievement of performance targets at the different achievement levels; provided, that the actual cash bonus payable by the Company can be reduced in the sole discretion of the Committee.

        The Committee has historically set performance targets under the Cash Incentive Plan in July of each year. Except for with respect to any discretionary performance level targets established by the Committee as discussed above, the Committee does not have discretion to make payouts under the Cash Incentive Plan when the minimum performance targets are not achieved, although the Committee reserves the right, at any time during the performance period, to adjust the performance targets upon the occurrence of unforeseen developments, changes in market conditions, changes in the Company's business plan, changes in the Committee's compensation philosophy or objectives or otherwise.

        The Committee recognizes that there may be instances where the accounting treatment of a matter may have a disproportionate impact on our financial results in any given year, irrespective of whether or not such accounting impact truly reflects our operating results for that fiscal year. Accordingly, the Committee uses its discretion in evaluating our financial performance with respect to the Cash Incentive Plan, and may exclude certain accounting measures and extraordinary items in determining whether we met our financial performance targets when doing so is consistent with our compensation objectives.

        As discussed in more detail below, since the Company did not achieve the Level 3 performance targets or the discretionary performance targets for fiscal 2012, none of the named executive officers received a cash bonus under the Cash Incentive Plan for fiscal 2012.

Equity-Based Compensation

        The Committee believes that equity compensation is a highly effective means of creating a link between the compensation provided to the named executive officers with increases in stockholder value. Each of our named executive officers is eligible to receive equity awards under the Company's equity incentive plans, which have historically been in the form of stock options and restricted stock. The levels of stock option and restricted stock award grants are based primarily upon each executive's relative position, responsibilities within the Company and individual performance, as well as the competitive environment in which the Company operates, including a review of accumulative realized and unrealized gains from prior stock option and restricted stock awards. Although the Company encourages its named executive officers to own the Company's stock, the Company does not require its named executive officers to maintain a minimum stock ownership interest in the Company.

        The Committee believes that the periodic grant of time-vested or performance-based stock option and restricted stock awards provides an incentive that focuses the executives' attention on managing the business from the perspective of owners with an equity stake in the Company. The Committee believes that those types of awards further motivate executives to maximize long-term growth and profitability because value is created in the awards if the stock price increases after the option award is granted, or, in the case of restricted stock awards, if the executive remains with the Company for a period of time or achieves certain performance-based targets.

        We have established the Tuesday Morning Corporation 2004 Long-Term Equity Incentive Plan (the "2004 Plan") and the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan (the "2008 Plan"), which allow our Board to grant equity awards to directors, officers and other key employees and individuals who perform services for us. The Committee and, through express consent of the Committee, our Chief Executive Officer are authorized to grant equity awards under the 2004 Plan and the 2008 Plan. Stock options granted under the 2004 Plan are awarded at a fair market value equal to the mean of the high and low trading prices of the Common Stock on the date of grant. Stock options granted under the 2008 Plan are awarded at a fair market value equal to the closing sale price of the Common Stock on the date of grant. Stock options may include performance-based targets which are required to be met in order for such awards to vest. The 2004 Plan and the 2008 Plan also allow for the grant of shares of time-based restricted stock, which shares generally vest ratably over a period of one year or three years. In addition, the 2004 Plan and 2008 Plan allow the grant of performance awards, which may include cash awards, awards based upon units having established dollar values or performance stock awards. As of September 19, 2012, the maximum remaining number of shares of our Common Stock that may be issued pursuant to equity awards under the 2004 Plan and 2008 Plan was 136,377 shares and 99,808 shares, respectively. At the Annual Meeting, our stockholders are being asked to consider and vote upon a proposal to amend the 2008 Plan to, among others, increase the number of shares authorized under such plan from 2,500,000 to 5,365,000 shares.

Perquisites and Other Benefits

        Our named executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly-situated employees. Certain named executive officers have received additional perquisites that the Committee believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The perquisites and other benefits provided to our named executive officers in the fiscal year ended June 30, 2012 are described in footnote 3 to the Summary Compensation Table below.

401(k) Profit Sharing Plan

        After six months of service with the Company or its subsidiaries, our employees, including our named executive officers, are eligible to participate in our 401(k) profit sharing plan. Under this plan, eligible employees may request us to deduct and contribute between 1% and 75% of their respective salaries to the plan. Subject to Internal Revenue Service Regulations, we match each participant's contribution up to 4% of the participant's compensation. The Company offers this benefit in order to remain competitive with other companies.

Death Benefits

        The Company's death benefit plan is provided to all active full-time employees of the Company, including the named executive officers. For named executive officers, this benefit plan provides for a payment equal to two times the named executive officer's respective annual base salary, not to exceed $300,000. The Company offers this benefit plan in order to remain competitive with other companies.

Determination of Compensation for Fiscal 2012

Fiscal 2012 Base Salary Adjustments

        In June 2012, the Committee considered whether adjustments would be made during fiscal 2012 to the annual base salaries of our named executive officers. During the Committee's review of base salaries, the Committee primarily considered the input of our then-serving Chief Executive Officer (other than with respect to such officer's own base salary), our financial performance, each named executive officer's individual performance, the experience of each named executive officer, and each named executive officer's compensation in relation to our other officers. In connection with such determination, Company management periodically reviewed publicly-available executive compensation proxy data compiled by independent aggregation services, such as Equilar Insight, for companies that are categorized as specialty retailers with similar sales revenue and geographic locations, which consisted of Big 5 Sporting Goods Corp., Cato Corp., Coldwater Creek, Inc., Conn's, Inc., CostPlus, Inc., Hot Topic, Inc., Kirkland's Inc., New York & Company, Inc., Overstock.com, Inc., Pacific Sunwear of California, Inc., Pier 1 Imports, Inc., School Specialty, Inc., and Stein Mart Inc. Management prepared summaries of its review of such data and provided the summaries to the Committee to assist with the Committee's determination of base salary.

        In determining the named executive officers' base salaries for fiscal 2012, the Committee considered the summaries prepared by management described in the preceding paragraph, the Company's financial performance in fiscal 2011 on an absolute basis and with respect to the retail home furnishings sector in general, and the individual performance and overall experience of the named executive officer. Based on its review, the Committee increased the base salaries of the named executive officers for fiscal 2012 (other than Mr. Marchetti and Ms. Mason whose fiscal 2012 salaries are discussed below and Mr. Marks whose employment with the Company began in August 2011) as set forth in the table below. This increase was consistent with the Committee's decision to keep our executive compensation levels in line with those of executive officers with comparable duties and responsibilities at the similarly-situated public companies in the specialty retail industry identified above. The base salary adjustments for fiscal 2012 were effective June 1, 2012 and are set forth below.

Annual Base Salaries

Name	Fiscal 2012 Salary	Fiscal 2011 Salary	Percent Increase
Stephanie Bowman	$290,000	$270,000	7.4%
Melinda Page	$350,000	$315,000	11.1%
Seth Marks	$350,000	N/A	N/A
Ross Manning	$250,000	$250,000	0.0%

        In October 2008, the Board approved, and the Company entered into, an employment agreement, as amended (the "Marchetti Employment Agreement"), with Michael J. Marchetti, our Chief Operating Officer and Executive Vice President, which provided for an annual base salary of $450,000, and cash payment of $200,000 on November 14, 2009, November 14, 2010 and November 14, 2011. As a result of the base salary and annual cash payments under his employment agreement, Mr. Marchetti did not receive an increase in base salary for fiscal 2010 or 2011. In February 2012, the Board approved, and the Company entered into, an amendment to the Marchetti Employment Agreement pursuant to which Mr. Marchetti's base salary was increased to $480,000, an increase of 6.67%, effective as of November 1, 2011. In June 2012, Mr. Marchetti's base salary was also increased to $550,000 as a result of Mr. Marchetti's increased responsibilities as the Company's interim President and Chief Executive Officer. In addition, in September 2008, the Board approved, and the Company entered into, an amended and restated employment agreement, as amended (the "Mason Employment Agreement"), with Ms. Mason, our former President and Chief Executive Officer, which provided for an annual base salary of $750,000, and a cash payment of $500,000 on November 14, 2009, November 14, 2010 and November 14, 2011. As a result of the base salary and annual cash payments under her employment agreement, Ms. Mason did not receive an increase in base salary for fiscal 2010 or 2011. In February 2012, the Board approved, and the Company entered into, an amendment to the Mason Employment Agreement pursuant to which Ms. Mason's base salary was increased to $800,000, an increase of 6.67%, effective as of November 1, 2011. In determining to increase the annual base salaries of Mr. Marchetti and Ms. Mason, the Board considered the factors discussed above in the preceding paragraph along with the fact that the annual base salaries of Mr. Marchetti and Ms. Mason were not increased in fiscal 2010 or fiscal 2011 and that these individuals were no longer entitled to receive annual cash bonus payments under the terms of their respective employment agreements. For more information regarding the Mason Employment Agreement and the Marchetti Employment Agreement, please see "Payments Made Upon Change of Control" below.

Annual Incentive Compensation for Fiscal 2012

        As previously discussed, in December 2007 we adopted a Cash Incentive Plan for our named executive officers pursuant to which our named executive officers may be eligible to receive cash-based incentive awards upon the achievement of certain performance targets as determined by the

Committee. In July 2011, the Committee determined that our named executive officers would be eligible to receive cash-based incentive awards for fiscal 2012, and accordingly, set and approved Company performance targets for fiscal 2012. The Committee determined that our named executive officers should be eligible to receive cash-based incentive awards for fiscal 2012 in order to provide such persons with the opportunity to receive short-term financial rewards upon the achievement of certain pre-determined Company-wide financial performance goals. The Committee believes that the achievement of these financial performance goals ultimately increases the value of our stock, as well as helps attract and retain our named executive officers by providing attractive compensation opportunities.

        In fiscal 2012, the company-wide financial performance targets were based upon our net sales and fully diluted earnings per share ("EPS") for fiscal 2012. The Committee selected these performance measures because it believed that net sales and EPS were the best indicators of our financial performance for fiscal 2012 and were most closely correlated to the creation of stockholder value. Both the net sales and EPS targets needed to be achieved at a particular level in order for the participant to be eligible to receive the maximum cash bonus at such level; provided, that the actual cash bonus payable by the Company could be reduced in the sole discretion of the Committee. The Committee also established a discretionary achievement level which was based upon net sales and EPS and the Committee had the discretion to award a cash bonus to the named executive officers if the net sales and EPS performance targets at this discretionary level were achieved.

        The following chart presents information about the specific performance targets established by the Committee for fiscal 2012 and the maximum incentive opportunities for our named executive officers at each achievement level:

	Performance Targets
			Maximum Incentive Opportunity as a Percentage of Base Salary
Achievement Level	Net Sales Targets	EPS Targets
	(in millions)
Level 1	$875.00	$0.49	20%
Level 2	$855.39	$0.38	15%
Level 3	$840.75	$0.30	10%
Discretionary	$832.00	$0.25	Discretionary

        In setting the performance targets, the Committee reviewed performance projections that accounted for current trends at the time the targets were set and the Company's internal budget for fiscal 2012. Actual net sales for fiscal 2012 were $812.8 million and actual earnings per share for fiscal 2012 was $0.9 (or $0.12 excluding costs associated with the departure of the Company's former President and CEO). As a result, neither the Level 3 performance targets nor the discretionary performance targets were attained and our named executive officers were not eligible to receive a cash bonus under the Cash Incentive Plan for fiscal 2012.

Long-Term Equity Incentive Award and Performance Award Grants for Fiscal 2012

        The Committee determines the timing of grants of equity awards to our named executive officers as well as the terms and restrictions applicable to such grants. On August 22, 2011, Mr. Marks was granted 50,000 shares of restricted stock and stock options to purchase 50,000 shares of Common Stock under the 2004 Plan in connection with the commencement of his employment with the Company. The shares of restricted stock and stock options each vest in three equal installments on August 22, 2012, August 22, 2103 and August 22, 2014.

        In addition, on February 16, 2012 in connection with the amendment of their respective employment agreements, under the 2008 Plan Mr. Marchetti received a stock option to purchase 75,000 shares of Common Stock, 60,000 performance shares and 60,000 performance units, and Ms. Mason received a stock option to purchase 200,000 shares of Common Stock, 100,000 performance shares and 100,000 performance units. The stock options granted to Mr. Marchetti and Ms. Mason vest ratably on a daily basis over a three year period beginning on the date of grant. Each performance share represents a contingent right to receive one share of Common Stock and each performance unit represents a contingent right to receive $8.00 in cash. The performance shares and performance units vest in one-third tranches if the closing price of the Common Stock is equal to or greater than $8.00 per share for 40 or more consecutive trading days during an applicable performance period (which stock price represented a 125% increase from the price of the Common Stock on the date of grant) . Any unvested performance shares and performance units at the end of a performance period are rolled over and become eligible to vest in subsequent performance periods. Any performance shares and performance units that are unvested as of the close of business on October 31, 2015 will lapse and be forfeited as of such time. As Ms. Mason's employment with the Company was terminated effective June 5, 2012 prior to the vesting of any of her performance shares and performance units, all of her rights to such unvested performance shares and performance units were forfeited as of such date. All options and stock awards granted pursuant to the February 2012 employment agreement amendments are performance-based awards and are not subject to the limitations of Section 162(m) of the Code.

        Except with respect to these awards, the Committee determined not to grant equity awards to our named executive officers during fiscal 2012. In making this determination, the Committee considered the total mix of compensation opportunity available to each of our named executive officers in fiscal 2012, including their base salaries, eligibility to receive cash incentive awards, and any annual cash payments payable to them. The Committee also considered each of our named executive officers' current stock ownership in the Company and determined that such level of stock ownership sufficiently aligned the interests of our named executive officers with those of our other stockholders. As described below, the Committee continually re-evaluates whether to grant equity-based incentive awards to our named executive officers.

Tax and Accounting Implications

Deductibility of Executive Compensation

        As part of its role, the Committee reviews and considers the deductibility of executive compensation under section 162(m) of the Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. To the extent readily determinable, and as one of the factors in considering compensation matters, the Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the deductibility of compensation. Although the Committee does design certain components of its executive compensation program to seek full deductibility, the Committee believes that the interests of stockholders are best served by not restricting the Committee's discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Committee has not and will not make compensation decisions based solely on the deductibility of compensation for federal income tax purposes. All options and stock awards granted pursuant to the February 2012 employment agreement amendments above are performance-based awards and are not subject to the limitations of Section 162(m) of the Code.

Compensation for Fiscal 2013

Retention Bonuses

        In connection with the management changes described above, on June 5, 2012 Mr. Marchetti, Ms. Bowman, Ms. Page, Mr. Marks and Mr. Manning were granted retention bonuses of $110,000, $60,000, $100,000, $100,000 and $50,000, respectively. These retention bonuses are payable as follows: 20% on August 31, 2012 and 80% on August 31, 2013 provided that the officer remains employed by the Company as of the applicable payment date (or if he or she is terminated by the Company beforehand without cause).

Churches Employment Agreement

        On September 1, 2012, we entered into the Churches Employment Agreement with Brady Churches pursuant to which Mr. Churches will serve as the Company's President and Chief Executive Officer until his resignation, death or disability as defined (including a waiting or qualifying period) in the long-term disability insurance maintained by the Company for Mr. Churches or until the Board terminates Mr. Churches' employment. Under the Churches Employment Agreement, Mr. Churches' annual base salary will be $600,000 or such higher rate as the Committee may designate from time to time. In addition, Mr. Churches will be entitled to receive the benefits the Company generally provides to other senior executive employees. The Churches Employment Agreement also provides that the Company may award Mr. Churches with a discretionary cash bonus for services performed by Mr. Churches during the first year of his employment, which will be paid by the Company on October 4, 2013. Beginning with the Company's fiscal year beginning July 1, 2013, Mr. Churches will be eligible to participate in the Cash Incentive Plan.

        In connection with the execution and delivery of the Churches Employment Agreement, on September 1, 2012 Mr. Churches was granted a combination award of an incentive stock option and a non-qualified stock option to purchase an aggregate of 800,000 shares of Common Stock (the "First Signing Options"). In addition, Mr. Churches will receive a combination award of an incentive stock option and a non-qualified stock option to purchase an aggregate of 200,000 shares of Common Stock (the "Second Signing Options" and, together with the First Signing Options, the "Signing Options") if our stockholders approve the Amendment to the 2008 Plan at the Annual Meeting. If the exercise price for the Second Signing Options is greater than the exercise price for the First Signing Options, on the date the Second Signing Options are granted the Company will also grant Mr. Churches a restricted stock award having a value to Mr. Churches, on an after tax basis, equal to the difference in such exercise prices multiplied by the number of shares subject to the Second Signing Options and based upon a value of $12.50 per share of restricted stock, and such restricted stock award will be subject to the same restrictions and limitations as applicable to the Second Signing Options. If our stockholders do not approve the Amendment to the 2008 Plan at the Annual Meeting, then the Company will provide Mr. Churches with additional cash compensation intended to reasonably compensate him for not being able to receive such options.

        The Signing Options will vest as follows: (i) options to purchase the first one-third tranche of shares of Common Stock will vest when the Trailing Trading Price (as defined below) of the Common Stock equals or exceeds $7.50 per share; (ii) options to purchase the second one-third tranche of shares of Common Stock will vest when the Trailing Trading Price of the Common Stock equals or exceeds $10.00 per share; and (iii) options to purchase the third one-third tranche shares of Common Stock will vest when the Trailing Trading Price of the Common Stock equals or exceeds $12.50 per share. Any vesting of a Signing Option will occur only if Mr. Churches is an employee of the Company on the date the applicable performance goal described above is achieved. Any portion of the Signing Options that have not vested before the third anniversary of the grant date will automatically terminate on the third anniversary of the grant date (unless the termination date is extended as set forth below in the definition of "Trailing Trading Price"); provided, however, that if the second tranche of the options vest because the target Trailing Trading Price for the second tranche is met, then the remaining options will not automatically terminate on the third anniversary of the grant date, but if those options have not vested by the fourth anniversary of the grant date, then they will automatically terminate on the fourth anniversary of the grant date (unless the termination date is extended as set forth below in the definition of "Trailing Trading Price"). If there is a Change of Control of the Company before the third anniversary of the grant date, then all Signing Options will immediately vest, regardless of whether any target Trailing Trading Price requirement has been met. "Trailing Trading Price" means the weighted average closing price per share of the Common Stock for any trailing 90 trading days. If any 90-trading day period begins within 90 trading days of the third or fourth anniversary of the grant date, then the eligible vesting period will be extended by 90 business days. All options that have vested will remain exercisable over the full life of the option in accordance with the terms of the 2008 Plan.

        The descriptions of the Churches Employment Agreement and the Signing Options above are qualified in their entirety by reference to the full text of the Churches Employment Agreement and Forms of Performance Stock Option Award Agreements, copies of which the Company filed with the SEC as exhibits to a Current Report on Form 8-K on September 7, 2012.

Compensation Committee Interlocks and Insider Participation

        Messrs. Quinnell, Green, and Hunckler, III served on the Compensation Committee for the fiscal year ended June 30, 2012. None of our executive officers served as a member of the Compensation Committee or similar committee or as a member of the board of directors of any other entity one of whose executive officers served on the Compensation Committee or as a member of the Board of Directors.

Risk-Related Compensation Policies and Practices

        As part of its oversight of the Company's executive and non-executive compensation programs, the Compensation Committee considers the impact of the Company's compensation programs, and the incentives created by the compensation awards that it administers, on the Company's risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may increase or reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. Based on this review, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement for filing with the SEC.

THE COMPENSATION COMMITTEE
Bruce A. Quinnell, Chairman David B. Green William J. Hunckler, III Richard S. Willis

 SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended June 30, 2012, June 30, 2011, and June 30, 2010. Mr. Marks was not one of our named executive officers for fiscal 2011 or fiscal 2010, and accordingly, information with respect to Mr. Marks' compensation for such years is not provided.

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)		Option Awards(1)		Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation(3)	Total
Michael Marchetti,	2012	$475,377	$200,000	(4)	$132,360	(5)	$150,345	(6)	—	—	$11,905	$969,987
Executive Vice President and	2011	$450,000	$200,000		—		—		—	—	$11,240	$661,240
Chief Operating Officer	2010	$450,000	$200,000		—		—		$90,000	—	$10,083	$750,083
Stephanie Bowman,	2012	$283,333	—		—		—		—	—	$10,390	$293,723
Executive Vice President and	2011	$256,250	—		—		—		—	—	$10,073	$266,323
Chief Financial Officer	2010	$238,750	$5,000		—		—		$49,000	—	$9,833	$302,583
Melinda Page,	2012	$317,737	—		—		—		—	—	$11,499	$329,236
Executive Vice President and	2011	$291,250	—		—		—		—	—	$9,423	$300,673
Chief Merchandise Officer	2010	$264,583	$15,000		—		—		$55,000	—	$283	$334,866
Seth Marks,	2012	$263,044	—		$175,250	(7)	$101,935	(7)	—	—	$1,200	$541,429
Senior Vice President and Chief
Marketing Officer
Ross Manning,	2012	$250,000	—		—		—		—	—	$11,290	$261,290
Senior Vice President—	2011	$246,250	—		—		—		—	—	$11,230	$257,480
Marketing	2010	$242,917	—		—		—		$30,000	—	$10,000	$282,917
Kathleen Mason,	2012	$815,124	$500,000	(8)	$220,600	(5)	$400,920	(6)	—	—	$11,180	$1,947,824
former President and Chief	2011	$750,000	$500,000		$250,001		$926,108		—	—	$11,240	$2,437,349
Executive Officer	2010	$750,000	$500,000		$250,002		—		$150,000	—	$10,083	$1,660,085

(1)
This column represents the grant date fair value of the respective equity awards computed in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation-Stock Compensation (formerly Statement of Financial Accounting Standards No. 123(R)("FASB ASC Topic 718")). The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Refer to note 1(m) to the Company's consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2012 for additional information on the valuation assumptions used in the calculation of grant date fair value for option awards included in the Summary Compensation Table above.

(2)
Since the Company did not achieve the Level 3 performances targets or the discretionary level performance targets for fiscal 2012, the named executive officers did not receive a cash bonus under the Cash Incentive Plan for fiscal 2012. See "Executive Compensation—Compensation Discussion and Analysis—Annual Cash Incentive Plan" above for more information regarding the Cash Incentive Plan.

(3)
The amounts set forth in this column reflect the following for the fiscal year ended June 30, 2012:

	Matching Contributions(3-a)	Life Insurance(3-b)	Long-Term Disability	Post-Retirement Benefits	Vacation Payout	Miscellaneous	Total All Other Compensation
Michael Marchetti	$10,465	$504	$936	—	—	—	$11,905
Stephanie Bowman	$8,950	$504	$936	—	—	—	$10,390
Melinda Page	$10,059	$504	$936	—	—	—	$11,499
Seth Marks	—	$420	$780	—	—	—	$1,200
Ross Manning	$9,850	$504	$936	—	—	—	$11,290
Kathleen Mason	$9,800	$483	$897	—	—	—	$11,180

(3-a)
Matching contributions allocated by the Company to each of the named executive officers pursuant to the Company's 401(k) Profit Sharing Plan (which is more fully described above under the heading "401(k) Profit Sharing Plan");

(3-b)
The value attributable to $300,000 of life insurance premiums provided pursuant to the Company's health benefit program available to all eligible employees.
(4)
Represents the final annual cash bonus payment payable pursuant to the terms of the Marchetti Employment Agreement, which was paid on November 14, 2011.

(5)
On February 16, 2012, Mr. Marchetti was granted 60,000 performance shares and 60,000 performance units under the 2008 Plan and Ms. Mason was granted 100,000 performance shares and 100,000 performance units under the 2008 Plan. Each performance share represents a contingent right to receive one share of Common Stock and each performance unit represents a contingent right to receive $8.00 in cash. The performance shares and performance units vest in one-third tranches if the closing price of the Common Stock is equal to or greater than $8.00 per share for 40 or more consecutive trading days during an applicable performance period. Any unvested performance shares and performance units at the end of a performance period are rolled over and become eligible to vest in subsequent performance periods. Any performance shares and performance units that are unvested as of the close of business on October 31, 2015 will lapse and be forfeited as of such time. As Ms. Mason's employment with the Company was terminated effective June 5, 2012 prior to the vesting of any of her performance shares and performance units, all of her rights to such unvested performance shares and performance units were forfeited as of such date.

(6)
On February 16, 2012, Mr. Marchetti and Ms. Mason were granted stock options to purchase 200,000 and 75,000 shares of common stock, respectively, under the 2008 Plan, which stock options vest ratably on a daily basis over a 3 year period beginning on the date of grant. As a result of Ms. Mason's termination, her option to purchase 113,311 of these shares was forfeited.

(7)
On August 22, 2011, Mr. Marks was granted 50,000 shares of restricted stock and stock options to purchase 50,000 shares of Common Stock under the 2004 Plan. The shares of restricted stock and stock options each vest in three equal installments on August 22, 2012, August 22, 2013 and August 22, 2014.

(8)
Represents the final annual cash bonus payment that was payable pursuant to the terms of the Mason Employment Agreement, which was made on November 14, 2011.

 GRANTS OF PLAN-BASED AWARDS

        The following table sets forth certain information with respect to grants of plan-based awards to the named executive officers in fiscal 2012. The estimated possible payouts under non-equity incentive plan awards represent the bonus award opportunities granted to our named executive officers in fiscal 2012 under the Cash Incentive Plan.

								All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)							Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael Marchetti	7/27/12	$55,000	$82,500	$110,000	—	—	—	—		—		—	—	—
	2/16/12	—	—	—	—	—	—	—		75,000	(3)	$3.56	$3.56	$150,345
	2/16/12	—	—	—	—	60,000	—	—		—		—	$3.56	$66,180
	2/16/12	—	—	—	—	60,000	—	—		—		—	$3.56	$66,180
Stephanie Bowman	7/27/12	$29,000	$43,500	$58,000	—	—	—	—		—		—	—	—
Melinda Page	7/27/12	$35,000	$52,500	$70,000	—	—	—	—		—		—	—	—
Seth Marks	8/22/11	—	—	—	—	—	—	50,000	(4)	—		—	$3.51	$175,250
	8/22/11	—	—	—	—	—	—	—		50,000	(4)	$3.51	$3.51	$101,935
Ross Manning	7/27/11	$25,000	$37,500	$50,000	—	—	—	—		—		—	—	—
Kathleen Mason	7/27/12	$80,000	$120,000	$160,000	—	—	—	—		—		—	—	—
	2/16/12	—	—	—	—	—	—	—		200,000	(3)	$3.56	$3.56	$400,920
	2/16/12	—	—	—	—	100,000	—	—		—		—	$3.56	$110,300
	2/16/12	—	—	—	—	100,000	—	—		—		—	$3.56	$110,300

(1)
The amounts set forth in these columns reflect the annual cash incentive compensation that our named executive officers were eligible to receive under the Cash Incentive Plan for fiscal 2012. The amounts range from 10% to 20% of each named executive officer's salary for fiscal 2012 and was based on Company performance for fiscal 2012. See "Executive Compensation-Compensation Discussion and Analysis-Annual Cash Incentive Plan" above for a description of the Cash Incentive Plan for fiscal 2012. Since the Company did not achieve the Level 3 performance targets or the discretionary level performance targets for fiscal 2012, the named executive officers did not receive a cash bonus under the Cash Incentive Plan for fiscal 2012.

(2)
On February 16, 2012, Mr. Marchetti was granted 60,000 performance shares and 60,000 performance units under the 2008 Plan and Ms. Mason was granted 100,000 performance shares and 100,000 performance units under the 2008 Plan. Each performance share represents a contingent right to receive one share of Common Stock and each performance unit represents a contingent right to receive $8.00 in cash. The performance shares and performance units vest in one-third tranches if the closing price of the Common Stock is equal to or greater than $8.00 per share for 40 or more consecutive trading days during an applicable performance period. Any unvested performance shares and performance units at the end of a performance period are rolled over and become eligible to vest in subsequent performance periods. Any performance shares and performance units that are unvested as of the close of business on October 31, 2015 will lapse and be forfeited as of such time. As Ms. Mason's employment with the Company was terminated effective June 5, 2012 prior to the vesting of any of her performance shares and performance units, all of her rights to such unvested performance shares and performance units were forfeited as of such date.

(3)
On February 16, 2012, Mr. Marchetti and Ms. Mason were granted stock options to purchase 75,000 and 200,000 shares of common stock, respectively, under the 2008 Plan, which stock options vest ratably on a daily basis over a 3 year period beginning on the date of grant. As a result of Ms. Mason's termination, her option to purchase 113,311 of these shares was forfeited.

(4)
On August 22, 2011, Mr. Marks was granted 50,000 shares of restricted stock and stock options to purchase 50,000 shares of Common Stock under the 2004 Plan. The shares of restricted stock and stock options each vest in three equal installments on August 22, 2012, August 22, 2013 and August 22, 2014.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table includes certain information with respect to the value of all unexercised stock options and restricted stock awards held by the named executive officers as of June 30, 2012.

								Stock Awards
											Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Option Awards									Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Michael Marchetti	40,000	(2)	—		—	$20.01	04/14/2013	—	—	—	—
	50,000	(2)	—		—	$30.25	08/18/2014	—	—	—	—
	100,000	(3)	—		—	$1.07	11/14/2018	—	—	—	—
	9,238	(4)	65,762	(4)	—	$3.56	02/16/2022	—	—	—	—
	—		—		—	—	—	—	—	120,000	$514,800
Stephanie Bowman	20,000	(2)	—		—	$13.96	08/22/2016	—	—	—	—
	50,000	(5)	—		—	$1.24	01/29/2019	—	—	—	—
Melinda Page	6,700	(2)	—		—	$18.00	7/01/2012	—	—	—	—
	20,000	(2)	—		—	$29.66	12/18/2013	—	—	—	—
	50,000	(5)	—		—	$1.24	01/29/2019	—	—	—	—
Seth Marks	—		50,000	(6)	—	$3.51	08/22/2021	—	—	—	—
	—		—		—	—	—	50,000	$214,500	—	—
Ross Manning	100,000	(2)	—		—	$29.85	06/08/2014	—	—	—	—
	25,000	(5)	—		—	$1.24	01/29/2019	—	—	—	—
Kathleen Mason	500,000	(2)	—		—	$20.04	04/07/2013	—	—	—	—
	500,000	(3)	—		—	$1.07	11/14/2018	—	—	—	—
	155,667	(7)	311,333	(7)	—	$3.74	08/30/2020	—	—	—	—
	24,634	(4)	175,366	(4)	—	$3.56	02/16/2022	—	—	—	—

(1)
Market value was determined using the closing price of Common Stock of $4.29, which was the closing price of Common Stock as reported on NASDAQ on June 29, 2012 (the last business day of fiscal 2012).

(2)
Represents options to purchase shares of Common Stock, which options vested daily over a five-year period from the date of grant and have a ten-year expiration term.

(3)
Represents options to purchase shares of Common Stock granted pursuant to the Mason Employment Agreement or Marchetti Employment Agreement, as applicable, which options vested daily commencing on November 14, 2008 over a three-year period.

(4)
On February 16, 2012, Mr. Marchetti and Ms. Mason were granted stock options to purchase 200,000 and 75,000 shares of common stock, respectively, under the 2008 Plan, which stock options vest ratably on a daily basis over a 3 year period beginning on the date of grant. As a result of Ms. Mason's termination, her option to purchase 113,311 of these shares was forfeited.

(5)
These options vested in equal installments annually on January 29, 2010, January 29, 2011 and January 29, 2012.

(6)
On August 22, 2011, Mr. Marks was granted stock options to purchase 50,000 shares of Common Stock under the 2004 Plan. The stock options each vest in three equal installments on August 22, 2012, August 22, 2103 and August 22, 2014.

(7)
Represents an option granted to Ms. Mason to purchase 467,000 shares of our Common Stock, which option vests in three equal installments on August 30, 2011, August 30, 2012 and August 30, 2013. As a result of Ms. Mason's termination, her option to purchase 311,333 of these shares was forfeited.

 OPTION EXERCISES AND STOCK VESTED

        The following table contains information regarding the acquisition of our Common Stock by our named executive officers upon the vesting of restricted stock during the fiscal year ended June 30, 2012. None of the Company's named executive officers acquired any shares of our Common Stock upon the exercise of stock options during the fiscal year ended June 30, 2012.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Michael Marchetti	48,543	172,813
Stephanie Bowman	16,666	54,498
Melinda Page	16,666	54,498
Seth Marks	—	—
Ross Manning	8,333	27,249
Kathleen Mason	121,359	432,038

(1)
Based on the closing price of our Common Stock on the applicable vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        The tables below reflect the amount of compensation to each of the named executive officers of the Company in the event of termination of such executive's employment. The amount of compensation payable to each named executive officer upon voluntary termination, retirement, involuntary not-for-cause termination, termination following a change of control and in the event of disability or death of the executive is shown below. Except for Ms. Mason, whose employment with the Company was terminated effective June 5, 2012, the amounts shown assume that such termination was effective as of June 29, 2012 (the last business day of fiscal 2012), and thus includes amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. Accordingly, the amounts provided in this section are based on hypothetical circumstances, may materially differ from actual amounts payable upon the triggering event, and the actual amounts to be paid out can only be determined at the time of such named executive officer's separation from the Company, except for with respect to Ms. Mason for the reasons discussed above.

Payments Made Upon Termination

        Regardless of the manner in which a named executive officer's employment terminates, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include:

  •
  incentive cash bonus earned during the year;

  •
  grants pursuant to the 1997 Plan, the 2004 Plan and the 2008 Plan (calculated as the difference between the grant price of all outstanding in-the-money options and awards and the closing price of Common Stock as of June 29, 2012, the last business day of fiscal 2012 ($4.29)); and

  •
  unused vacation pay.

Payments Made Upon Retirement

        In the event of the retirement of a named executive officer, in addition to the items identified above, any vested options the named executive officer had at his or her retirement date would continue to be exercisable for up to three years after the date the named executive officer retires, provided, however, that the option will not be exercisable beyond its stated expiration date.

Payments Made Upon Death

        In the event of the death of a named executive officer, in addition to the benefits listed above under "Payments Made Upon Termination," the named executive officer would receive payments under the Company's life insurance plan, as appropriate.

Payments Made Upon Change of Control

        Other than with respect to Ms. Mason and Mr. Marchetti, all named executive officers would receive substantially similar benefits upon a change of control. None of our named executive officers, other than Ms. Mason or Mr. Marchetti, have an employment agreement with the Company. In addition to all of the benefits listed under the heading "Payments Made Upon Termination," if a named executive officer's employment is terminated following a change of control (other than termination by the Company for cause or by reason of death or disability) then all stock options and stock awards held by the named executive officer would automatically vest and become exercisable.

        Generally, a change of control is deemed to occur under the 1997 Plan, the 2004 Plan and the 2008 Plan if:

  (a)
  any "person" or "group" other than an "exempt person" (as defined in such plan), is or becomes the "beneficial owner" (as such terms are defined in the Exchange Act and the rules thereunder), of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

  (b)
  the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation where the Company is the surviving entity or which do not affect the Company's corporate existence; or

  (c)
  the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale to an exempt person.

        In addition, a change of control is deemed to occur under the 2008 Plan if the individuals who are the incumbent directors (as determined under the 2008 Plan) cease for any reason to constitute a majority of the members of the Board.

Michael Marchetti

        On October 2, 2008, we entered into an employment agreement with Mr. Marchetti, the Company's Executive Vice and Chief Operating Officer, as amended (the "Marchetti Employment Agreement"). The term of the Marchetti Employment Agreement continues until Mr. Marchetti's resignation, death or disability (including a waiting or qualifying period) as defined in the long-term disability insurance maintained by us for Mr. Marchetti or until our Board of Directors terminates Mr. Marchetti's employment. The Marchetti Employment Agreement currently provides for an annual base salary of $480,000 per year or such higher rate as our Compensation Committee may designate. Mr. Marchetti is also eligible to participate in our Cash Incentive Plan. The amount of the bonus may vary from year to year and is contingent upon our achievement of predetermined performance goals and the approval of the Compensation Committee. Mr. Marchetti is also eligible to receive a discretionary cash bonus or other cash bonus outside of our Cash Incentive Plan for services performed by Mr. Marchetti during a fiscal year.

        Pursuant to the Marchetti Employment Agreement, Mr. Marchetti was entitled to receive a cash payment of $200,000 per year on each of November 14, 2009, November 14, 2010 and November 14, 2011. Mr. Marchetti was also entitled to receive (1) a one-time restricted stock award with a value equal to $100,000 on June 30, 2009, (2) incentive stock options covering 100,000 shares of Common

Stock on November 14, 2008, and (3) a restricted stock award of 145,631 shares on January 28, 2009. In addition, on February 16, 2012 the Company and Mr. Marchetti entered into an amendment to the Marchetti Employment Agreement pursuant to which under the 2008 Plan Mr. Marchetti received a stock option to purchase 75,000 shares of Common Stock, 60,000 performance shares and 60,000 performance units.

        If Mr. Marchetti's employment is terminated by us without Cause (as defined below) or by Mr. Marchetti with Good Reason (as defined below), and, in either case, there has been no Change of Control (as defined below) during the three years before such termination, then Mr. Marchetti will be entitled to receive for 18 months thereafter severance payments (the "Monthly Severance Payments") equal to 1/12 of the sum (the "Termination Payment Sum") of (i) Mr. Marchetti's base salary then in effect, and (ii) the most recent cash bonuses for a full fiscal year received by Mr. Marchetti (including bonuses pursuant to our Cash Incentive Plan and any annual cash bonus pursuant to the Marchetti Employment Agreement). Additionally, (1) (a) the stock options granted to Mr. Marchetti pursuant to the Marchetti Employment Agreement as described above (collectively, the "Marchetti Stock Options") that are then vested will continue to be exercisable until the end of their term, and (2) of the Marchetti Stock Options which are not then vested, an amount of options equal to that amount which would have vested within one year of such termination will vest and become exercisable upon such termination and continue to be exercisable until the end of their term.

        If Mr. Marchetti's employment is terminated by us without Cause, or if Mr. Marchetti terminates his employment with Good Reason, and (in either case), there has been a Change of Control during the three years before such termination, then Mr. Marchetti will be entitled to receive a lump sum payment in an amount equal to: (1) if the termination of employment occurs before the first anniversary of the date of the Change of Control, 2.99 times the Termination Payment Sum, (2) if the termination of employment occurs after the first anniversary of the date of the Change of Control, but before the second anniversary of the date of the Change of Control, 2.25 times the Termination Payment Sum, and (3) if the termination of employment occurs after the second anniversary of the date of the Change of Control but before the third anniversary of the date of the Change of Control, 1.5 times the Termination Payment Sum.

        If Mr. Marchetti's employment is terminated for any other reason other than as set forth above in the preceding paragraphs, Mr. Marchetti will only be entitled to his base salary through the date of termination of employment, provided, however, that if such employment is terminated by his death, we will continue to cover Mr. Marchetti's immediate family under his medical and dental insurance for six months.

        For purposes of the Marchetti Employment Agreement:

  (i)
  "Cause" means (a) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving willful dishonesty, disloyalty or fraud with respect to us or any of our subsidiaries, (b) conduct tending to bring us or any of our subsidiaries into substantial public disgrace or disrepute, (c) substantial and repeated failure, after reasonable notice and opportunity to cure, to perform duties consistent with the office of Mr. Marchetti as reasonably directed by our Board, (d) gross negligence or willful misconduct with respect to us or any of our subsidiaries, or (e) any breach of the confidentiality, non-compete and non-solicitation provisions contained the Marchetti Employment Agreement (as described below);

  (ii)
  "Good Reason" means (a) removal, without the consent of Mr. Marchetti in writing, from the office of Executive Vice President and Chief Operating Officer, or any material reduction in Mr. Marchetti's authority or responsibility, other than as a result of a valid termination for Cause, (b) the movement of our chief executive office more than 50 miles from its current location, unless Mr. Marchetti approves, (c) a directive that Mr. Marchetti not work principally at our chief executive offices, unless Mr. Marchetti approves, (d) we materially breach the Marchetti Employment Agreement or purport to attempt to terminate it for cause without the right to do so, and (e) the failure to provide to Mr. Marchetti any applicable employee benefit or any indemnification protection provided to other senior executive officers, unless Mr. Marchetti approves; and

  (iii)
  "Change of Control" has the same meaning ascribed to such term in the 2008 Plan.

        The Marchetti Employment Agreement provides that Mr. Marchetti may not compete with us or solicit our employees, or interfere with certain of our business relationships, during his employment with us and for a period of 18 months after his termination. Additionally, Mr. Marchetti is not allowed to disclose any confidential information related to us known to him prior to the date of the Marchetti Employment Agreement or while employed by us concerning our business or affairs and those of our subsidiaries.

        The following table shows the potential payments upon termination or change of control of the Company for Michael Marchetti, the Company's Executive Vice President and Chief Operating Officer, for the fiscal year ended June 30, 2012.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Termination Without Change of Control	Involuntary Termination With Change of Control	Disability	Death
Compensation:
Incentive cash bonus	—	—	—	—	—	—
Long-term incentive compensation:
Stock Options	$328,744	$328,744	$328,744	$376,750	$328,744	$328,744
Restricted Stock Awards	—	—	—	—	—	—
Benefits & perquisites
Health & welfare benefits	—	—	—	—	—	$7,549
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	$1,290,000	$2,571,400	—	—
Accrued vacation pay	$63,462	$63,462	$63,462	$63,462	$63,462	$63,462
Total	$392,206	$392,206	$1,682,206	$3,011,612	$392,206	$699,755

Stephanie Bowman

        The following table shows the potential payments upon termination or change of control of the Company for Stephanie Bowman, the Company's Executive Vice President and Chief Financial Officer, as of the fiscal year ended June 30, 2012.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Termination Without Change of Control	Involuntary Termination With Change of Control	Disability	Death
Compensation:
Incentive cash bonus	—	—	—	—	—	—
Long-term incentive compensation:
Stock Options	$152,500	$152,500	$152,500	$152,500	$152,500	$152,500
Restricted Stock Awards	—	—	—	—	—	—
Benefits & perquisites
Health & welfare benefits	—	—	—	—	—	—
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	—	—	—	—
Accrued vacation pay	$22,308	$22,308	$22,308	$22,308	$22,308	$22,308
Total	$174,808	$174,808	$174,808	$174,808	$174,808	$474,808

Melinda Page

        The following table shows the potential payments upon termination or change of control of the Company for Melinda Page, the Company's Executive Vice President and Chief Merchandise Officer, for the fiscal year ended June 30, 2012.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Termination Without Change of Control	Involuntary Termination With Change of Control	Disability	Death
Compensation:
Incentive cash bonus	—	—	—	—	—	—
Long-term incentive compensation:
Stock Options	$152,500	$152,500	$152,500	$152,500	$152,500	$152,500
Restricted Stock Awards	—	—	—	—	—	—
Benefits & perquisites
Health & welfare benefits	—	—	—	—	—	—
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	—	—	—	—
Accrued vacation pay	$26,923	$26,923	$26,923	$26,923	$26,923	$26,923
Total	$179,423	$179,423	$179,423	$179,423	$179,423	$479,423

Seth Marks

        The following table shows the potential payments upon termination or change of control of the Company for Seth Marks, the Company's Senior Vice President and Chief Marketing Officer, for the fiscal year ended June 30, 2012.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Termination Without Change of Control	Involuntary Termination With Change of Control	Disability	Death
Compensation:
Incentive cash bonus	—	—	—	—	—	—
Long-term incentive compensation:
Stock Options	—	—	—	$39,250	$39,250	$39,250
Restricted Stock Awards	—	—	—	$214,500	$214,500	$214,500
Benefits & perquisites
Health & welfare benefits	—	—	—	—	—	—
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	—	—	—	—
Accrued vacation pay	$19,231	$19,231	$19,231	$19,231	$19,231	$19,231
Total	$19,231	$19,231	$19,231	$272,981	$272,981	$572,981

Ross Manning

        The following table shows the potential payments upon termination or change of control of the Company for Ross Manning, the Company's Senior Vice President—Marketing for the fiscal year ended June 30, 2012.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Termination Without Change of Control	Involuntary Termination With Change of Control	Disability	Death
Compensation:
Incentive cash bonus	—	—	—	—	—	—
Long-term incentive compensation:
Stock Options	$76,250	$76,250	$76,250	$76,250	$76,250	$76,250
Restricted Stock Awards	—	—	—	—	—	—
Benefits & perquisites
Health & welfare benefits	—	—	—	—	—	—
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	—	—	—	—
Accrued vacation pay	$19,231	$19,231	$19,231	$19,231	$19,231	$19,231
Total	$95,481	$95,481	$95,481	$95,481	$95,481	$395,481

Kathleen Mason

        On July 25, 2000, we entered into an employment agreement with Ms. Mason, the Company's President and Chief Executive Officer. On September 26, 2008, such employment agreement was amended and restated, as amended (the "Mason Employment Agreement"). Pursuant to the Mason Employment Agreement, Ms. Mason will continue to serve as our President and Chief Executive Officer. The Mason Employment Agreement also provides that during Ms. Mason's employment we will nominate, and use our reasonable efforts to cause the election of, Ms. Mason to serve as a member of the Board. The term of the Mason Employment Agreement continues until Ms. Mason's resignation, death or disability as defined (including a waiting or qualifying period) in the long-term disability insurance maintained by us for Ms. Mason or until our Board of Directors terminates Ms. Mason's employment. The Mason Employment Agreement provides for an annual base salary of $750,000 per year or such higher rate as our Compensation Committee may designate. Ms. Mason is also eligible to participate in our Cash Incentive Plan. The amount of the bonus may vary from year to year and is contingent upon our achievement of pre-determined performance goals and the approval of our Compensation Committee. Ms. Mason is also eligible to receive a discretionary cash bonus or other cash bonus outside of our Cash Incentive Plan for services performed by Ms. Mason during a fiscal year. Pursuant to the terms of the Mason Employment Agreement, Ms. Mason is entitled to receive a cash payment of $500,000 per year on each of November 14, 2009, November 14, 2010 and November 14, 2011. Ms. Mason is also entitled to receive (1) an annual restricted stock award with a value equal to $250,000 per award on June 30 of each fiscal year ended on June 30, 2009, June 30, 2010 and June 30, 2011, (2) a combination of incentive stock options and nonqualified stock options covering, in the aggregate, 500,000 shares of Common Stock which vest and become exercisable ratably on a daily basis commencing on November 14, 2008 over a three-year period and (3) a restricted stock award having a fair market value on November 14, 2008 equal to $389,563, which vests in one-third installments on November 14, 2009, November 14, 2010 and November 14, 2011.

        If Ms. Mason's employment is terminated by us without Cause (as defined below) or by Ms. Mason with Good Reason (as defined below), and, in either case, there has been no Change of Control (as defined below) during the three years before such termination, then Ms. Mason will be entitled to receive for 18 months thereafter severance payments (the "Monthly Severance Payments") equal to 1/12 of the sum (the "Termination Payment Sum") of (i) Ms. Mason's base salary then in effect; (ii) the most recent cash bonuses for a full fiscal year received by Ms. Mason and (iii) the most recent Mason Additional Compensation received by Ms. Mason for a full fiscal year. The Mason Additional Compensation is defined to include the annual restricted stock award granted to Ms. Mason as described above. Additionally, (1) (a) the options to purchase shares of Common Stock granted to Ms. Mason on November 14, 2008 in connection with her amended and restated employment agreement and (b) the options to purchase shares of Common Stock granted to Ms. Mason on April 23, 2003 (collectively, the options referred to in (a) and (b), (the "Mason Stock Options"), that are then vested will continue to be exercisable until the end of their term and (2) of the Mason Stock Options which are not then vested, an amount of options equal to that amount which would have vested within one year of such termination will vest and become exercisable upon such termination and continue to be exercisable until the end of their term.

        If Ms. Mason's employment is terminated by us without Cause, or if Ms. Mason terminates her employment with Good Reason, and, in either case, there has been a Change of Control during the three years before such termination, then Ms. Mason will be entitled to receive a lump sum payment in an amount equal to: (1) if the termination of employment occurs before the first anniversary of the date of the Change of Control, 2.99 times the Termination Payment Sum; (2) if the termination of employment occurs after the first anniversary of the date of the Change of Control, but before the second anniversary of the date of the Change of Control, 2.25 times the Termination Payment Sum and (3) if the termination of employment occurs after the second anniversary of the date of the Change of Control but before the third anniversary of the date of the Change of Control, 1.5 times the Termination Payment Sum.

        If Ms. Mason's employment is terminated for any other reason other than as set forth above in the preceding paragraphs, Ms. Mason will only be entitled to her base salary through the date of termination of employment, provided, however, that if such employment is terminated by her death, we will continue to cover Ms. Mason's immediate family under her medical and dental insurance for six months.

        For purposes of the Mason Employment Agreement:

  (i)
  "Cause" means (a) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving willful dishonesty, disloyalty or fraud with respect to us or any of our subsidiaries; (b) conduct tending to bring us or any of our subsidiaries into substantial public disgrace of disrepute; (c) substantial and repeated failure, after reasonable notice and opportunity to cure, to perform duties consistent with the office of Ms. Mason as reasonably directed by our Board; (d) gross negligence or willful misconduct with respect to us or any of our subsidiaries or (e) any breach of the confidentiality, non-compete and non-solicitation provisions contained in the Mason Employment Agreement (as described below);

  (ii)
  "Good Reason" means (a) removal, without the consent of Ms. Mason in writing, from the office of the President and Chief Executive Officer, failure of Ms. Mason to be nominated as a director of us, failure of us to cause the election of Ms. Mason as a director of us, or any material reduction in Ms. Mason's authority or responsibility, other than as a result of a valid termination for Cause; (b) the movement of our chief executive office more than 50 miles from its current location, unless Ms. Mason approves; (c) a directive that Ms. Mason not work principally at our chief executive offices, unless Ms. Mason approves; (d) we materially breach the Mason Employment Agreement or purport to attempt to terminate it for cause without the right to do so and (e) the failure to provide to Ms. Mason any applicable employee benefit or any indemnification protection provided to other senior executive officers, unless Ms. Mason approves; and

  (iii)
  "Change of Control" has the same meaning ascribed to such term in the 2008 Plan.

        The Mason Employment Agreement provides that Ms. Mason may not compete with us or solicit our employees, or interfere with certain of our business relationships, during her employment with us and for a period of 18 months after her termination. Additionally, Ms. Mason is not allowed to disclose any confidential information related to us known to her prior to the date of the Mason Employment Agreement or while employed by us concerning our business or affairs and those of our subsidiaries.

        As Ms. Mason was terminated without Cause as the Company's President and Chief Executive Officer on June 5, 2012, pursuant to the terms of the Mason Employment Agreement at such time Ms. Mason was entitled to receive Monthly Severance Payments for 18 months after such termination equal to 1/12 of the Termination Payment Sum of (i) her base salary then in effect of $800,000, (ii) the most recent cash bonuses for a full fiscal year received by Ms. Mason of $500,000, and (iii) the most recent Mason Additional Compensation of $250,000, or approximately $129,167 per month. In addition, pursuant to the terms of the Mason Employment Agreement as a result of such termination Ms. Mason was entitled to receive an additional one-year vesting period with respect to the unvested stock options granted pursuant to the Mason Employment Agreement, which would result in the vesting of an additional 66,618 stock options.

 DIRECTOR COMPENSATION

        The table below summarizes the compensation paid to or accrued by each non-employee director of the Company for the fiscal year ended June 30, 2012.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Bruce A. Quinnell	$122,500	$50,000	(3)	—		—	—	—	$172,500
David B. Green	$50,500	$50,000	(3)	—		—	—	—	$100,500
William J. Hunckler, III	$55,250	$50,000	(3)	—		—	—	—	$105,250
Starlette Johnson	$61,250	$50,000	(3)	—		—	—	—	$111,250
Sheldon I. Stein	$24,397	$50,000	(4)	$44,496	(4)	—	—	—	$118,893

(1)
For compensation information with respect to Kathleen Mason, the Company's former President and Chief Executive Officer, whose service as a director of the Company terminated effective June 5, 2012, please refer to the Summary Compensation Table above. Mr. Churches, Mr. Becker and Mr. Willis were not directors of the Company during the fiscal year ended June 30, 2012, and accordingly, these individuals are also not included in the table above.

(2)
These amounts represent the grant date fair value of stock awards granted in fiscal year 2012 in accordance with FASB ASC Topic 718. The value of the stock awards is calculated using the average of the high and low prices of the Common Stock on November 9, 2011, which was the date the awards were made to each director. This average price represents the grant date fair value of the stock awards under the 2004 Plan.

(3)
On November 9, 2011, Mr. Quinnell, Mr. Green, Mr. Hunckler and Ms. Johnson were each granted 13,812 shares of restricted stock under the 2004 Plan, all of which are scheduled to vest on November 5, 2012.

(4)
On November 9, 2011, Mr. Stein was granted 24,171 shares of restricted stock under the 2004 Plan (comprised of 13,812 restricted shares pursuant to the annual equity award grant to the Company's independent directors and 10,359 shares as a result of Mr. Stein's appointment to the Board in September 2011), all of which were scheduled to vest on November 5, 2012. On September 20, 2011, in connection with his appointment to the Board, Mr. Stein was also granted a stock option to purchase 20,000 shares of Common Stock under the 2004 Plan, which was scheduled to vest in four equal installments on September 20, 2012, September 20, 2013, September 20, 2014 and September 20, 2015. As Mr. Stein resigned from the Board on May 31, 2012, all of his rights to these restricted shares and stock option were forfeited as of such date.

        The Company uses a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on the Board. Options received by directors when initially joining the Board vest daily or annually over three to four years. The shares of restricted stock awarded to the directors on November 9, 2011 are scheduled to vest in full on November 5, 2012.

        The Company has adopted the following compensation program for non-employee directors (the "Director Compensation Plan"):

	Board Fees	Audit Committee Fees	Compensation Committee Fees	Nominating and Governance Committee Fees
Annual retainer	$30,000	—	—
Chairman fee	$30,000	$20,000	$10,000	$5,000
In-person meeting fee	$2,500	$1,500	$1,000	$1,000
Telephonic meeting fee	$1,000	$750	$500	$500
Restricted stock—value	$50,000	—	—	—

        During the fiscal year ended June 30, 2012, the Board granted shares of restricted stock (valued based on the fair market value of $3.62 per share on the date of grant as defined in the 2004 Plan) to each of the non-employee directors of the Company as follows: 13,812 to each of Mr. Quinnell, Mr. Green, Mr. Hunckler, Ms. Johnson, and Mr. Stein, all of which are scheduled to vest on November 5, 2012. The Board also granted 10,359 shares of restricted stock and an option to purchase 20,000 shares of Common Stock to Mr. Stein during the fiscal year ended June 30, 2012 as a result of Mr. Stein's appointment to the Board in September 2011. As Mr. Stein resigned from the Board on May 31, 2012, all of his rights to his restricted shares and stock options referred to in this paragraph were forfeited as of such date.

        Under the Director Compensation Plan, non-employee directors continue to receive reimbursement for their out-of-pocket expenses incurred in attending Board and committee meetings and the standard 20% discount on merchandise purchases that is provided to all of our employees.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees Tuesday Morning Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, which included a discussion of the quality, not just the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

        The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Tuesday Morning Corporation's accounting principles. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 308), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence from management and the Company, and has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with the independent registered public accounting firm's independence.

        The Audit Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        The Audit Committee meets with the Company's Chief Financial Officer to discuss the overall scope and results of projects, including evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2012 for filing with the Securities and Exchange Commission. The Audit Committee also selected Ernst & Young L.L.P. as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2013.

As Members of the Audit Committee,
Bruce A. Quinnell, Chairman William J. Hunckler, III Starlette Johnson

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        It is currently proposed that the Company will enter into a transaction pursuant to which the Company (or one of its subsidiaries) would acquire a wholesale closeout business owned by a partnership in which Mr. Churches, the Company's President and Chief Executive Officer and a director, serves as the President and has a 41% interest. The purchase price of such transaction is currently expected to be (i) $3 million, plus the cost of inventory (approximately $2 million), which would be payable at closing, and (ii) up to $1.5 million, which would be payable on the first anniversary date of the closing, but subject to reduction in the event the sales of the purchased inventory do not exceed a certain level. The proposed transaction also contemplates an annual management fee of $100,000 payable by the Company over a period of 3 years. As of the date of this proxy statement, no definitive agreement has been entered into by the Company with respect to this transaction. Accordingly, no assurance can be given at this time as to whether this transaction will occur, and if so, what the actual terms of such transaction will be.

        Except for the proposed transaction set forth above, since July 1, 2011, there have been no related party transactions requiring disclosure, other than the Standstill Agreement, dated as of June 29, 2012, by and among the Company and the Becker Drapkin Stockholder Group (who beneficially owns greater than five percent of the Common Stock as noted below under "Security Ownership of Certain Beneficial Owners and Management"), as described above under "Directors—Arrangements With Respect to Service on the Board."

        The Audit Committee will apply the standards of Item 404(a) of Regulation S-K when evaluating certain relationships and related transactions. There are no formal written policies or procedures used by the Audit Committee to review, approve or ratify related party transactions. Rather, the Audit Committee reviews all related party transactions on a case by case basis for potential conflict of interest situations on an ongoing basis and uses its discretion in approving all such transactions.

        The Company's Audit Committee Charter requires the Audit Committee to review and approve all related party transactions. On an annual basis, the Company determines whether there are any related party transactions that need to be evaluated and approved by the Audit Committee based on the responses received from each director and executive officer based on his or her questionnaire completed in conjunction with the Company's Form 10-K and proxy statement. While there are no formal written policies or procedures used by the Audit Committee to review, approve or ratify related party transactions, the Audit Committee considers the following factors in evaluating related party transactions:

  •
  the nature of the related person's interest in the transaction;

  •
  the presence of standard prices, rates, charges or terms otherwise consistent with arms-length dealings with unrelated third parties;

  •
  the materiality of the transaction to each party;

  •
  the reasons for the Company entering into the transaction with the related person;

  •
  the potential effect of the transaction on the status of a director as an independent;

  •
  outside or disinterested director or committee member; and

  •
  any other factors the Audit Committee may deem relevant.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our Common Stock to report their initial ownership of our Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates have been established by the

SEC for the filing of these reports, and we are required to disclose in this Proxy Statement any failure to file by these dates. The SEC's rules require such persons to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on our review of these reports and on written representations from the reporting persons that no Form 5 was required, we believe that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred during the fiscal year ended June 30, 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of September 19, 2012 by (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the Common Stock outstanding on September 19, 2012, (2) each of our directors, (3) each of our named executive officers and (4) all of our directors and executive officers as a group. Unless otherwise indicated, all stockholders set forth below have the same principal business address as the Company. The Company has determined beneficial ownership in accordance with the rules and regulations of the SEC. Unless otherwise indicated, to the Company's knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder. On September 19, 2012, there were 42,485,305 shares of Common Stock outstanding.

	Shares Beneficially Owned
Name	Number	Percent
FMR LLC(1) 82 Devonshire Street Boston, MA 02109	4,437,097	10.4%
Dimensional Fund Advisors, Inc.(2) Palisades West, Building One, 6300 Bee Cave Road Austin, TX 78746	3,682,198	8.7%
BlackRock, Inc.(3) 40 East 52nd Street New York, NY 10022	3,351,149	7.9%
Donald Smith & Co., Inc.(4) 152 West 57th Street New York, NY 10019	2,754,095	6.5%
Becker Drapkin Management, L.P.(5) 500 Crescent Court, Ste. 230 Dallas, TX 75201	2,379,632	5.6%
Royce & Associates, LLC(6) 745 Fifth Avenue New York, NY 10151	2,367,800	5.6%
Brady Churches	0	*
Michael J. Marchetti(7)	361,168	*
Stephanie Bowman(8)	128,137	*
Melinda Page(9)	70,000	*
Seth Marks(10)	66,667	*
Ross E. Manning(11)	152,162	*
Bruce A. Quinnell(12)	82,284	*
Steven R. Becker(5)(13)	8,886	*
David B. Green(14)	91,454	*
William J. Hunckler, III(15)	185,971	*
Starlette Johnson(16)	90,732	*
Richard S. Willis(17)	8,886	*
Kathleen Mason(18)	1,681,871	3.9%
All directors and executive officers as a group (11 persons)(19)	1,094,185	2.5%

*
Denotes ownership of less than 1.0%.

(1)
Based on information set forth in Schedule 13G/A filed with the SEC on February 14, 2012 by FMR LLC ("FMR"), Fidelity Management & Research Company, a wholly-owned subsidiary of FMR ("Fidelity"), is the beneficial owner of 4,310,697 shares of Common Stock as a result of acting as an investment advisor to various registered investment companies. The ownership of one investment company, Fidelity Low-Priced Stock Fund, amounted to all of the 4,310,697 shares of Common Stock. Edward C. Johnson and FMR, through its control of Fidelity, each has the sole power to dispose of all of the 4,310,697 shares of Common Stock, but neither Mr. Johnson nor FMR has the sole power to vote or direct the vote any of these shares, which power resides with the Board of Trustees of the Fidelity funds. In addition, Pyramis Global Advisors, LLC, an indirect wholly-owned subsidiary of FMR ("PGALLC"), is the beneficial owner of 126,400 shares of Common Stock as a result of acting as an investment advisor to various registered institutional accounts, non-U.S. mutual funds, or investment companies. Edward C. Johnson and FMR, through its control of PGALLC, each has the sole power to dispose of and to vote all of the 126,400 shares of Common Stock.

(2)
Based on information set forth in the Schedule 13G/A filed with the SEC on February 14, 2012 by Dimensional Fund Advisors LP ("Dimensional"), Dimensional is an investment advisor to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, such investment companies, trusts, and accounts, the "Dimensional Funds"). Dimensional may be deemed to be the beneficial owner of all of the 3,682,198 shares of Common Stock held by the Dimensional Funds as Dimensional has the sole power to vote 3,650,064 of such shares and the sole power to dispose of all 3,682,198 of shares.

(3)
Based on information set forth in the Schedule 13G/A filed with the SEC on February 10, 2012 by BlackRock, Inc. ("BlackRock"), BlackRock has the sole power to vote and dispose of all 3,351,149 shares of Common Stock.

(4)
Based on information set forth in the Schedule 13G filed with the SEC on February 13, 2012 by Donald Smith & Co., Inc. ("DSC") and Donald Smith Long/Short Equities Fund, L.P. ("DSLSEF" and, together with DSC, "Donald Smith"), DSC has the sole power to vote 2,420,518 shares of the 2,754,095 shares beneficially owned by Donald Smith, and the sole power to dispose of all of the 2,754,095 shares beneficially owned by Donald Smith. DSLSEF has the sole power to vote 18,316 shares of the 2,754,095 shares beneficially owned by Donald Smith, and the sole power to dispose of all of the 2,754,095 shares beneficially owned by Donald Smith.

(5)
Based on information set forth in the Schedule 13D/A filed with the SEC on September 14, 2012 by Becker Drapkin Management, L.P. ("BD Management"), Becker Drapkin Partners (QP), L.P. ("Becker Drapkin QP"), Becker Drapkin Partners, L.P. ("Becker Drapkin, L.P."), BD Partners V, L.P. ("BD Partners V"), BC Advisors, LLC ("BCA"), Steven R. Becker and Matthew A. Drapkin. Becker Drapkin QP owns 1,379,894 shares of Common Stock and has the sole power to vote and to dispose of all of such shares. Becker Drapkin, L.P. owns 191,517 shares of Common Stock and has the sole power to vote and to dispose of all of such shares. BD Partners V owns 808,221 shares of Common Stock and has the sole power to vote and to dispose of all of such shares. BD Management is the general partner of, and investment manager for, Becker Drapkin QP, Becker Drapkin, L.P. and BD Partners V (collectively, the "Becker Drapkin Funds"), BCA is the general partner of BD Management, and Mr. Becker and Mr. Drapkin are the sole members of BCA. As a result, BD Management, BCA, Mr. Becker and Mr. Drapkin may be deemed to be the beneficial owners of the shares of Common Stock owned by the Becker Drapkin Funds.

(6)
Based on information set forth in the Schedule 13G/A filed with the SEC on January 23, 2012 by Royce & Associates, LLC ("Royce"), Royce has the sole power to vote and to dispose of all 2,367,800 shares.

(7)
Represents 152,282 shares of Common Stock held directly and 208,886 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within 60 days of September 19, 2012.

(8)
Represents 58,137 shares of Common Stock held directly and 70,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 19, 2012.

(9)
Represents 70,000 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within 60 days of September 19, 2012.

(10)
Represents 16,667 shares of Common Stock held directly, 16,667 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 19, 2012 and 33,333 unvested shares of restricted stock.

(11)
Represents 27,164 shares of Common Stock held directly and 124,998 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 19, 2012.

(12)
Represents 56,336 shares of Common Stock held directly, 12,136 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 19, 2012, and 13,812 unvested shares of restricted stock.

(13)
Represents 8,886 unvested shares of restricted stock.

(14)
Represents 45,506 shares of Common Stock held directly, 32,136 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 19, 2012 and 13,812 unvested shares of restricted stock.

(15)
Represents 56,387 shares of Common Stock held directly, 12,136 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 19, 2012, 13,812 unvested shares of restricted stock, 25,208 shares held by the Diane Goldberg Hunckler Trust, of which Mr. Hunckler's spouse is trustee, and 78,428 shares held by the William J Hunckler III Revocable Trust, of which Mr. Hunckler serves as the trustee.

(16)
Represents 44,784 shares of Common Stock held directly, 32,136 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 19, 2012 and 13,812 unvested shares of restricted stock.

(17)
Represents 8,886 unvested shares of restricted stock.

(18)
Ms. Mason was relieved of her duties as the Company's President and Chief Executive Officer effective June 5, 2012. This amount represents 1,181,871 shares of Common Stock held directly and 500,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 19, 2012. This information provided is to the best of the Company's knowledge.

(19)
Represents 430,099 shares of Common Stock held directly, 454,097 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 19, 2012, 106,353 unvested shares of restricted stock and 103,636 shares that are indirectly beneficially owned. Does not include shares of Common Stock reported as beneficially owned in the table above by Ms. Mason and Mr. Manning as such individuals were not serving as an executive officer or director of the Company as of the date of this Proxy Statement.

 STOCKHOLDERS' PROPOSALS

        Pursuant to the Company's Amended and Restated Bylaws (effective as of December 14, 2006) (the "Bylaws"), for business to be properly brought by a stockholder before the 2013 annual meeting of the Company's stockholders, a stockholder's written notice, in the form specified in the Bylaws, must be delivered to or mailed and received at the principal executive offices of the Company between September 8, 2013 and May 11, 2013. Pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act, the Company's management will have discretionary authority to vote on any matter of which the Company does not receive notice of by August 13, 2013, with respect to proxies submitted for the 2013 annual meeting of the Company's stockholders. Pursuant to Rule 14a-8, to be included in the Board of Directors' solicitation of proxies relating to the 2013 annual meeting of the Company's stockholders, a stockholder proposal must be received at our principal executive offices, no later than May 30, 2013. Pursuant to the Bylaws, in order to nominate persons for election to the Board of Directors at the 2013 annual meeting of the Company's stockholders, a stockholder must deliver notice, in the form specified in the Bylaws, to the Secretary of the Company no later than August 9, 2013.

        We reserve the right to reject, rule out of order, or take other appropriate actions with respect to any proposal or nomination that does not comply with these and other applicable requirements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Ernst & Young served as our independent registered public accounting firm for the fiscal year ended June 30, 2012, and the Audit Committee has selected Ernst & Young as the independent registered public accounting firm for the fiscal year ending June 30, 2013. The Board is soliciting the ratification of this selection by the Company's stockholders at the Annual Meeting.

        Representatives of Ernst & Young are expected to be present at the Annual Meeting and may make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

        The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company's annual financial statements, including the audit of the Company's internal control over financial reporting, for the fiscal year ended June 30, 2012 and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the first three quarters of fiscal 2012 were $595,200. For the audit of the Company's annual financial statements, including the audit of management's assessment of internal control over financial reporting, for the fiscal year ended June 30, 2011 and the review of the financial statements included in the Company's Quarterly Report on Form 10-Q for the first three quarters of fiscal 2011 were $594,200.

Audit-Related Fees

        The aggregate fees billed by Ernst & Young for audit-related services rendered for the fiscal year ended June 30, 2012 and the fiscal year ended June 30, 2011, were $0 and $3,800, respectively. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services primarily include consultations concerning financial accounting and reporting.

Tax Fees

        The aggregate fees billed by Ernst & Young for tax-related services rendered for each of the fiscal years ended June 30, 2012 and June 30, 2011 was $22,500. Tax fees consist of fees billed for tax services that are unrelated to the audit of our consolidated financial statements and include assistance regarding federal, state and local tax compliance, approved tax planning and other tax advice.

All Other Fees

        None.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy that requires advance approval of all audit fees, audit-related fees, tax services and other services performed by our independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year (and except for items exempt from pre-approval under applicable laws and rules), the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Committee at its next scheduled meeting. All audit and non-audit services for the fiscal year ended June 30, 2012 were pre-approved by the Audit Committee.

HOUSEHOLDING OF PROXIES

        For stockholders who have requested a printed copy of our proxy materials, the SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company, and some brokers, household annual reports, proxy materials, or Notice of Internet Availability of Proxy Materials, as applicable, delivering a single annual report and proxy statement to multiple stockholders who have requested printed copies and share an address, unless contrary instructions have been received from one or more of the affected stockholders.

        Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future, please notify your broker if your shares are held in a brokerage account, or the Company if you hold registered shares. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our Annual Report and Proxy Statement, please notify your broker if your shares are held in a brokerage account, or the Company if you hold registered shares.

        You may request to receive at any time a separate copy of our Annual Report or Proxy Statement by sending a written request to the Company's Secretary at 6250 LBJ Freeway, Dallas, Texas 75240 or by telephoning (972) 387-3562. A separate copy of the requested materials will be sent promptly following receipt of your request.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. If any other matters should arise at the Annual Meeting, shares represented by proxies will be voted at the discretion of the proxy holders.

By Order of the Board of Directors,

Stephanie Bowman Secretary
Dallas, Texas, September 27, 2012

Annex A

FIRST AMENDMENT TO
TUESDAY MORNING CORPORATION
2008 LONG-TERM EQUITY INCENTIVE PLAN

        THIS AMENDMENT is made by Tuesday Morning Corporation (the "Company").

W I T N E S S E T H:

        WHEREAS, the Board of Directors of the Company (the "Board of Directors") previously adopted the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan (the "Plan");

        WHEREAS, the Board of Directors reserved the right in Section 13.1 to amend the Plan; and

        WHEREAS, the Board of Directors has determined to amend the Plan to increase the number of shares of the Company's common stock available for awards under the Plan from 2,500,000 shares to 5,365,000 shares and to make certain revisions to the forfeiture provisions in the Plan.

        NOW, THEREFORE, the Board of Directors agrees that effective as of the date set forth below, subject to the approval of the Company's stockholders, the Plan is hereby amended as set forth below (capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Plan):

          1.     Sections 4.2(a), (b) and (c) of the Plan are completely amended and restated to provide as follows:

            (a)   The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan is 5,365,000;

            (b)   The aggregate number of shares of Stock with respect to which Full Value Awards may be granted under the Plan is 5,365,000; and

            (c)   The aggregate number of shares of Stock with respect to which ISOs may be granted under the Plan is 5,365,000.

          2.     Section 4.8 of the Plan is completely amended and restated to provide as follows:

            4.8    Forfeiture for Cause.    Notwithstanding any other provision of the Plan or an Award Agreement, if the Committee finds by a majority vote that a Holder, before or after his Termination of Employment or severance of affiliation or service relationship with the Company and all Affiliates, (a) committed a felony, a crime involving moral turpitude, or any act or omission involving fraud, embezzlement, theft or any other act of dishonesty, during the course of his employment by, affiliation with or service to the Company or an Affiliate which conduct damaged the Company or an Affiliate, (b) disclosed trade secrets of the Company or an Affiliate, (c) violated the terms of any non-competition, non-disclosure, service or similar agreement with respect to the Company or any Affiliate to which the Holder is a party, (d) knowingly caused or assisted in causing the publicly released financial statements of the Company or an Affiliate to be misstated, (e) substantially and repeatedly failed to perform duties of the office or position held by the Holder as reasonably directed by the Company or an Affiliate, (f) committed gross negligence or willful misconduct with respect to the Company or an Affiliate, (g) committed a material breach of any employment or service agreement between the Holder and the Company or an Affiliate that is not cured within ten (10) days after receipt of written notice thereof from the Company or the Affiliate or as otherwise provided in such agreement, as applicable, (h) failed, within ten (10) days after receipt by the Holder of written notice thereof from the Company or an Affiliate, to correct or otherwise

A-1

    rectify any failure to comply with reasonable instructions or other directions from the Company or an Affiliate which the Committee reasonably believes has or may materially or adversely affect the Company's or an Affiliate's business or operations, (i) willfully engaged in conduct which the Holder has, or in the opinion of the Committee should have had, reason to know is materially injurious to the Company or an Affiliate, (j) harassed or discriminated against the Company's or an Affiliate's employee, customer or vendor in violation of the Company's or the Affiliate's policies with respect to such matters, (k) misappropriated funds or assets of the Company or an Affiliate for personal use, (l) willfully violated the Company' or an Affiliate's policies or standards of business conduct as determined in good faith by the Committee, (m) failed, due to some action or inaction on the part of the Holder, to have immigration status that permits the Holder to maintain full-time employment with the Company or an Affiliate in the United States in compliance with all applicable immigration law, or (n) knowingly caused or assisted in causing the Company or an Affiliate to engage in criminal misconduct, then as of the date the Committee makes its finding, some or all Awards awarded to the Holder (including vested Awards that have been exercised, vested Awards that have not been exercised and Awards that have not yet vested), as determined by the Committee in its sole discretion, and all net proceeds realized with respect to any such Awards, will be forfeited to the Company on such terms as determined by the Committee. The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate or severance of the individual's affiliation with the Company and all Affiliates.

          3.     Article IV of the Plan is hereby amended by adding thereto the following new Section 4.18:

            4.18    Recoupment in Restatement Situations.    Without limiting the applicability of Section 4.8 or Section 4.9, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, the current or former Holder who was a current or former executive officer of the Company or an Affiliate shall forfeit and must repay to the Company any compensation awarded under the Plan to the extent specified in any of the Company's recoupment policies established or amended (now or in the future) in compliance with the rules and standards of the Securities and Exchange Commission under or in connection with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

    Adopted by the Board of Directors
    on September 19, 2012

A-2

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0000150223_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Steven R. Becker 02 Brady Churches 03 William J. Hunckler III 04 Starlette Johnson 05 David B. Green 06 Richard S. Willis TUESDAY MORNING CORPORATION 6250 LBJ FREEWAY DALLAS, TX 75240 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4: For Against Abstain 2. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013. 3. Approval, on an advisory basis, of the Company's executive compensation. 4. Approval of an amendment to the Company's 2008 Long-Term Equity Incentive Plan to increase the number of shares of Tuesday Morning common stock available for awards under the plan from 2,500,000 to 5,365,000 and expand the circumstances upon which awards granted under the plan may be forfeited. NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions)

0000150223_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TUESDAY MORNING CORPORATION Annual Meeting of Stockholders November 7, 2012 10:00 AM (Local time) The undersigned hereby appoints Steven R. Becker, Brady Churches and Stephanie Bowman, and each of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent and vote, as designated on the other side, all their shares of stock of Tuesday Morning Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of Tuesday Morning Corporation to be held on November 7, 2012 or any adjournment or postponement thereof, on all matters coming before said meeting. The availability of the proxy statement dated September 27, 2012 is acknowledged. You are encouraged to specify your vote by marking the appropriate box ON THE REVERSE SIDE but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations, which are FOR Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4. The Proxies cannot vote your shares unless you sign and return this card, grant your proxy through the Internet or grant your proxy by telephone in accordance with the instructions on the reverse side. Any Proxy may be revoked in writing at any time prior to the voting thereof. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side

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ABOUT THE MEETING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 4 APPROVAL OF AN AMENDMENT TO THE TUESDAY MORNING CORPORATION 2008 LONG-TERM EQUITY INCENTIVE PLAN
DIRECTORS
CORPORATE GOVERNANCE
MEETINGS AND COMMITTEES OF THE BOARD
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
ANNUAL BASE SALARIES
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
DIRECTOR COMPENSATION
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCKHOLDERS' PROPOSALS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
HOUSEHOLDING OF PROXIES
OTHER MATTERS
FIRST AMENDMENT TO TUESDAY MORNING CORPORATION 2008 LONG-TERM EQUITY INCENTIVE PLAN